Exhibit 12.1


October 2001                                                    [GRAHIC OMITTED]

                                Technical Report

                              Tambo Grande Project
                                      Peru



                                  Prepared for

                            Manhattan Minerals Corp.
                                Vancouver, Canada



                                       by

                          Stephen Juras, PhD., P. Geo.
                                Vancouver, Canada



                                                  Distribution List:
                                                  ------------------

                                                  Manhattan:         8 copies
                                                                     3 CD
                                                  MRDI:              3 copies
                                                                     3 CD



L466A                                                          [GRAPHIC OMITTED]

                                IMPORTANT NOTICE

          This report was prepared exclusively for Manhattan Minerals Corp. (Manhattan) ComincoComincoby MRDI Canada, a division of AMEC E&C Services Limited (MRDI). The quality of information, conclusions and estimates contained herein is consistent with the level of effort involved in MRDI's services and based on: i) information available at the time of preparation, ii) data supplied by outside sources and iii) the assumptions, conditions and qualifications set forth in this report. This report is intended to be used by Manhattan only, subject to the terms and conditions of its contract with MRDI. Any other use of, or reliance on, this report by any third party is at that party's sole risk.

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]


                                TABLE OF CONTENTS
                                -----------------

                                                                            Page


1.0  SUMMARY.................................................................1-1

2.0  INTRODUCTION AND TERMS OF REFERENCE.....................................2-1
     2.1    Introduction.....................................................2-1
     2.2    Terms of Reference...............................................2-1

3.0  DISCLAIMER..............................................................3-1

4.0  PROPERTY DESCRIPTION AND LOCATION.......................................4-1
     4.1    Mineral Tenure...................................................4-1
     4.2    Permits and Agreements..........................................4-17
     4.3    Socio-Economic Issues...........................................4-18

5.0  ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE
     AND PHYSIOGRAPHY........................................................5-1

6.0  HISTORY.................................................................6-1
     6.1    Ownership........................................................6-1
     6.2    Work.............................................................6-1

7.0  GEOLOGICAL SETTING......................................................7-1
     7.1    Regional Geology.................................................7-1
     7.2    District Geology.................................................7-3
     7.3    TG-1 Deposit.....................................................7-4
     7.4    TG-3 Deposit.....................................................7-7
     7.5    B-5 Deposit.....................................................7-10

8.0  DEPOSIT TYPES...........................................................8-1

9.0  MINERALIZATION..........................................................9-1
     9.1    TG-1 and TG-3 Sulphide Deposits..................................9-1
     9.2    TG-1 Oxide Deposit...............................................9-1
     9.3    B-5 Deposit......................................................9-2

10.0 EXPLORATION............................................................10-1

11.0 DRILLING...............................................................11-1

12.0 SAMPLING METHOD AND APPROACH...........................................12-1

13.0 SAMPLE PREPARATION, ANALYSES AND SECURITY..............................13-1
     13.1    Standard Reference Material....................................13-2
     13.2    Pulp Duplicate Assays..........................................13-6
     13.3    Coarse Reject Duplicate Assays................................13-11
     13.4    Core Recovery in Mineralized Zones............................13-11

14.0 DATA VERIFICATION......................................................14-1

15.0 ADJACENT PROPERTIES....................................................15-1

16.0 MINERAL PROCESSING AND METALLURGICAL TESTING...........................16-1


Project No.:  L466A                                                        TOC-i


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

17.0 MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES.........................17-1
     17.1    Geologic Models................................................17-1
     17.2    Interpolation Plans............................................17-2
     17.3    Model Validation...............................................17-4
     17.4    Resource and Reserve Classification and Summaries..............17-5
     17.5    Recovery.......................................................17-9

18.0 OTHER DATA AND INFORMATION.............................................18-1

19.0 REQUIREMENTS FOR TECHNICAL REPORTS ON PRODUCTION.......................19-1

20.0 CONCLUSIONS............................................................20-1

21.0 REFERENCES.............................................................21-1


                                 LIST OF TABLES

  Table 1.1:  Tambo Grande Project Mineral Resource and Mineral
              Reserve Summary................................................1-4
  Table 1.2:  Sulphide Recoveries:  Reserve and Projected....................1-5
  Table 4.1:  Deposit Coordinates, Tambo Grande Project......................4-1
  Table 4.2:  List of Concessions............................................4-2
  Table 11.1:  Drill Hole Statistics for TG-1, TG-3 and B-5 Deposits........11-1
  Table 16.1:  Mineral Reserve Recoveries, Oxide Ore........................16-3
  Table 16.2:  Mineral Reserve Classification Recoveries
                and Concentrate Grades, Sulphide Ore........................16-4
  Table 16.3:  Projected Recoveries and Concentrate Grades, Sulphide Ore....16-5
  Table 17.1:  TG-1 Variogram Summary.......................................17-3
  Table 17.2:  Interpolation Parameters for TG-1 and TG-3...................17-4
  Table 17.3:  Mineral Resource and Mineral Reserve Summary.................17-6
  Table 17.4:  Metal Prices ($).............................................17-7
  Table 17.5:  Metallurgical Recovery (%)...................................17-7
  Table 17.6:  Concentrate Grade (% Cu, % Zn)...............................17-7
  Table 17.7:  Transport, Smelter and Refining Terms........................17-8
  Table 17.8:  Geotechnical Wall Parameters.................................17-8
  Table 17.9:  Cut-off Grades for NSR Calculation...........................17-9
  Table 17.10:  Mineral Reserves Recoveries, Oxide Ore......................17-9
  Table 17.11:  Mineral Reserve Classification Recoveries
                and Concentrate Grades, Sulphide Ore.......................17-10
  Table 17.12:  Projected Recoveries and Concentrate Grades, Sulphide Ore..17-10


Project No.:  L466A                                                       TOC-ii


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]


                                 LIST OF FIGURES

 Figure 4.1:  Country Location Map..........................................4-14
 Figure 4.2:  Departmental Location Map.....................................4-15
 Figure 4.3:  Property Location Map.........................................4-16
 Figure 4.4:  Pit Location and Proposed Town Relocation Plan................4-19
 Figure 7.1:  Simplified Regional Geology of the Lancones Basin
              (Tegart et al., 2000)..........................................7-2
 Figure 7.2:  TG-1 Section 1385W, Looking Northwest (Tegart et al., 2000)....7-5
 Figure 7.3:  Simplified Stratigraphic Column of the TG-1 Oxide Zone
              (Tegart et al., 2000)..........................................7-6
 Figure 7.4:  TG-3 Deposit Long Section, Looking Northwest
              (Tegart et al., 2000)..........................................7-8
 Figure 7.5:  B-5 Deposit Long Section, Looking Northeast....................7-9
 Figure 7.6:  High Grade Footwall Copper Replacement - Hole
              00B-5-014, 593 m to 673 m.....................................7-11
 Figure 7.7:  B-5 Deposit Long Section......................................7-11
 Figure 10.1:  Target Areas, Bouguer Gravity Contour Map....................10-2
 Figure 10.2:  Scale and Text from Total Fields Magnetic Intensity Map......10-3
 Figure 11.1:  TG-1 Drill Hole Collar Location Plan.........................11-2
 Figure 11.2:  TG-3 Drill Hole Location Plan................................11-3
 Figure 11.3:  B-5 Drill Hole Location Plan.................................11-4
 Figure 13.1:  QA/QC Sample Preparation Flowsheet...........................13-2
 Figure 13.2:  Myra Falls Sulphide Standard - Copper........................13-3
 Figure 13.3:  TG-1-SU2B Sulphide Standard - Copper.........................13-3
 Figure 13.4:  Myra Falls Sulphide Standard - Zinc..........................13-4
 Figure 13.5:  CDN-GS2 Oxide Standard - Gold................................13-5
 Figure 13.6:  TG-1-SDBA Oxide Standard - Gold..............................13-5
 Figure 13.7:  TG-1-SDBA Oxide Standard - Silver............................13-6
 Figure 13.8:  Sulphide Pulp Duplicates - Copper (>0.1%)....................13-7
 Figure 13.9:  Sulphide Pulp Duplicates - Zinc (>0.2%)......................13-8
 Figure 13.10:  Oxide Pulp Duplicates - Gold (>0.3 g/t).....................13-9
 Figure 13.11:  Oxide Pulp Duplicates - Silver (>10.0 g/t).................13-10
 Figure 13.12:  Sulphide Coarse Reject Duplicates - Copper (>0.01%)........13-11
 Figure 13.13:  Sulphide Coarse Reject Duplicates - Zinc (>0.01%)..........13-12
 Figure 13.14:  Oxide Coarse Reject Duplicates - Gold (>0.01 g/t)..........13-12
 Figure 13.15:  Oxide Coarse Reject Duplicates - Silver (>0.7 g/t).........13-13


Project No.:  L466A                                                      TOC-iii


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]


                                   APPENDICES
                                   ----------

Appendix A     On-Site Procedures Manual

               Regional Setting, Stratigraphy, Alteration and Mineralization of the Tambo Grande VMS District, Piura Department, Northern Peru, by Peter Tegart, Gordon Allen and Andrew Carstensen

Appendix B     B-5 Drill Holes Assays > 0.5% Cu or Zn
               TG-1 Oxide Composites > 1 g/t Au
               TG-1 Sulphide Composites > 0.5% Cu or Zn
               TG-3 Composites > 0.5% Cu or Zn

Appendix C     Drill Hole Sections
               (Geology, Composites, Cu% + Zn% Block Models)

               TG-1    1210W
                       1350W
                       1490W

               TG-3    3300N
                       3500N
                       3700N

Appendix D     Metallurgical Flowsheets


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

1.0  SUMMARY

     Manhattan Minerals Corporation (Manhattan) commissioned MRDI Canada, a division of AMEC E&C Services Limited (MRDI), to provide an independent Qualified Person's Review and Technical Report for the Tambo Grande Project. Stephen Juras, P.Geo., an employee of MRDI, served as the Qualified Person responsible for the preparation of the Technical Report as defined in National Instrument 43-101, Standards of Disclosure for Mineral Projects, and in compliance with Form 43-101F1 (the "Technical Report").

     The Tambo Grande Project is located in the district of Tambogrande in the Department of Piura in northern Peru. The regional capital, Piura, is 40 km southwest, and Lima lies about 865 km south. The project area is 50 km south of the Ecuadorian border. The project covers 90,800 ha and comprises 101 mining concessions. These are divided into three sub-projects: the Tambo Grande Concessions, the Lancones Concessions and the Papayo Joint Venture Concessions. Three deposits occur within the project: TG-1, TG-3 and B-5. Estimated Mineral Resources exist for TG-1 and TG-3, and Mineral Reserves for TG-1.

     Manhattan's land position is in good standing. The Tambo Grande Concessions cover 10,000 ha. Manhattan has been granted an option to earn a 75% interest in the concessions. The remaining 25% interest is held by Centromin, a government-owned company (formerly Minero Peru). The Lancones Concessions, which are the largest group, occupy 75,700 ha. Manhattan owns 100% interest in these concessions. The Papayo Joint Venture Concessions cover 3,200 ha. Manhattan has been granted an option to earn 51% in these lands from Cedimin S.A., a wholly owned subsidiary of Compania de Minas Buenaventura S.A. In March of 2000, Manhattan acquired 1,900 ha in two concessions called Perla. These lie about 20 km west of the Tambo Grande Concessions and are commonly referred to as part of the Lancones group.

     The Option Agreement governs the ownership, exploration and development of the Tambo Grande Concessions and includes a number of conditions. The conditions for Manhattan include a time period to complete a feasibility study (May 2003); operating requirements (treatment of an average of 10,000 t/d of ore); at least $100 million in net assets; a royalty commitment to Centromin of a copper-price-based sliding scale NSR royalty interest in the Tambo Grande Concessions ranging from zero at 0.60 $/lb to 5% at 1.20 $/lb; and a guarantee that the mining methods to be used will not physically affect the town of Tambogrande or cause damage to its population. In addition, the tailings deposits must be located in areas that will not affect the surrounding agricultural areas.

     The implications for the development of a mine on the Tambo Grande Concessions of the location of the town of Tambogrande relative to the location of the TG-1 deposit


Project No.:  L466A                                                  Section 1-1


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     have not been completely assessed at this time. Nonetheless, Manhattan has been working closely with community leaders to establish a co-operative, mutually beneficial relationship with the area residents in an effort to ensure that impacts are minimized. Manhattan will continue with socio-economic studies and initiatives to address this matter as part of the ongoing work program.

     The deposits in the Tambo Grande Project are pyritic volcanogenic massive sulphide deposits. These mid-Cretaceous deposits lie proximal to dacite extrusive rocks overlying mafic volcanic rocks. They are graben hosted and typically mineralogically zoned. The deposits comprise a central pyritic core, a flanking sphalerite/chalcopyrite/pyrite zone and a basal chalcopyrite/pyrite zone. In addition, the TG-1 deposit contains a late-stage, supergene-copper-enriched massive sulphide zone at the top and margins of the sulphides. TG-1 also contains a late stage auriferous exhalative baritic unit that overlies the sulphides and comprises the oxide ore zone at TG-1.

     The database used to estimate the Mineral Resources and Mineral Reserves at TG-1 consists of 336 drill holes. The Mineral Resources at TG-3 were estimated from 53 drill holes. Samples were assayed for gold, silver, copper, zinc and lead. Data transfer to the resource databases from original assay certificates was verified through a 5% check of the databases. A comprehensive quality assurance and control program was done for the work at the Tambo Grande Project. The results of standard reference materials for all metals demonstrated that the assay process was in control for the drill programs. Duplicate sample results showed good reproducibility for all metals. A program of coarse reject duplicates validated the sample preparation for the work. MRDI concluded that the quality assurance and control programs for the Tambo Grande Project were well designed and executed.

     The mineral resource estimates for the TG-1 and TG-3 deposits were calculated under the direction of Stephen Juras, P.Geo., in 1999 and 2000. The estimates were derived from 3-dimensional block models utilizing commercial mine planning software (Gemcom(R)). In the modelling procedure, industry-accepted methods were used to create interpolation domains based on geological zone (oxide, transition, sulphide, stockwork) and to estimate grade based on ordinary kriging. Reasonableness of grade interpolation was reviewed by visual inspection of sections and plans displaying block model grades, drill hole composites and geology. Good agreement was observed. Global and local bias checks in the block models, using nearest-neighbour estimated values versus the kriged values, found no evidence of bias.

     The TG-1 category of Indicated Mineral Resources is supported by the present drilling grid. The drill spacing is a nominal 35 m on section and between sections. Geologic and grade continuity is also demonstrated for this level of resource classification. The model was classified by a proximity-to-composite protocol. Blocks containing an estimate with two or more samples from different drill holes within 27 m or one sample


Project No.:  L466A                                                  Section 1-2


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     within 9 m were classified as indicated resources. The TG-3 resource was deemed to be entirely within the Inferred Mineral Resources category. The classification logic used at Tambo Grande is consistent with CIM definitions referred to in National Instrument 43-101.

     As of December 31, 2000, the mineralization of the Tambo Grande Project is classified as Mineral Resources and Mineral Reserves for the TG-1 deposit and as Mineral Resources for the TG-3 deposit. Summaries are shown in Table 1.1.

     The TG-1 mine development has been envisioned as a conventional truck/shovel operation. Forecast production is 7,500 t/d mill feed from the oxide and transitional deposits followed by 15,000 t/d mill feed from the sulphide deposit. Optimization of a pit shell to define a point at which a resource-to-reserve evaluation could be made was performed utilizing the floating cone algorithm within Mintec's MineSite(R) software package. The overall pit design was based on wall angles derived from geotechnical investigations, along with the criterion of minimizing disturbance to the town of Tambogrande. This pit design fell between the shells that had been created at $0.85 copper and $0.95 copper.

     Projections of gold and silver leach recoveries from the TG-1 oxide ore appear reasonable and are based on an appropriate level of testwork. Based on this testwork, recoveries are expected to be 90% and 62% for gold and silver, respectively. Recovery values used for copper and zinc in the TG-1 sulphide ore have been revised since the Mineral Reserves Estimate was developed (see Table 1.2). The new projections appear to be reasonable and consistent with the testwork. Key to the improved metallurgy during the period September 2000 to December 2000 was the use of fresh samples and a modified flowsheet procedure.


Project No.:  L466A                                                  Section 1-3


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 1.1: Tambo Grande Project Mineral Resource and Mineral Reserve Summary

----------------------------------------------------------------------------------------------------------------------
                                                                                            Grade
                                                                         ---------------------------------------------
                                                                            Copper       Zinc      Gold      Silver
                                                              Tonnes         (%)         (%)      (g/t)      (g/t)
======================================================================================================================
TG-1 Gold Deposit
Mineral Resources
Indicated Mineral Resources (a)                               8,081,000       -           -        3.7         70
Inferred Mineral Resources                                      669,000       -           -        3.7         75
Mineral Reserves                                                -             -           -
Probable Mineral Reserves (b)                                 8,056,000       -           -        3.5         67
.......................................................................................................................
TG-1 Sulphide Deposit
Mineral Resources
Indicated Mineral Resources (c)
   Type 1                                                    14,500,000      2.2         0.2       0.6         29
   Type 2                                                    23,400,000      1.0         2.1       0.7         36
   Type 3                                                    11,200,000      2.1         0.2       0.3         16
   Stockwork                                                  1,400,000      1.6          -         -          -
Total Indicated Mineral Resources                            50,500,000      1.6         1.1       0.6         28
Inferred Mineral Resources
   Type 1                                                     1,200,000      2.0         0.4       0.6         30
   Type 2                                                     2,500,000      1.0         2.2       0.6         32
   Type 3                                                     1,600,000      1.7         0.3       0.3         13
   Stockwork                                                    200,000      1.3          -         -          -
Total Inferred Mineral Resources                              5,500,000      1.4         1.1       0.5         25
Mineral Reserves
Probable Mineral Reserves (d)
   Type 1                                                    15,100,000      2.1         0.1       0.6         26
   Type 2                                                    21,600,000      1.1         2.1       0.7         34
   Type 3                                                    11,100,000      1.8         0.1       0.3         13
   Stockwork                                                  1,400,000      1.3          -         -          -
Total Probable Mineral Reserves                              49,200,000      1.6         1.0       0.6         26
.......................................................................................................................
TG-3 Sulphide Deposit
Inferred Mineral Resources (e)                               82,000,000      1.0         1.4       0.8         25
----------------------------------------------------------------------------------------------------------------------

(a) The resource was calculated based on a cut-off grade of 1.0 g/t gold. High values were cut to 40 g/t gold and 4,000 g/t silver.
(b) The reserve was calculated on a Net Smelter Return (NSR) cut-off of $8.53, which covers processing, and general and administrative costs. The reserves incorporate 95,000 t of external dilution taken at zero grade. The open pit design shows that the deposit can be mined at a strip ratio of 1.9:1 (waste:ore). The Mineral Reserves are contained within the Mineral Resources.
(c) The resource was calculated using a cut-off grade of 0.75% Cu Equivalent. High assays were cut to 9.0% copper and 8.0% zinc.
(d) The reserve was calculated on variable NSR cut-offs (Type 1 = $4.75, Type 2 = $5.97, Type 3 and Stockwork = $4.60), which covers processing, and general and administrative costs. The reserves incorporate 200,000 t of external dilution and 400,000 t of internal dike dilution, both taken at zero grade. The open pit design shows that the deposit can be mined at a strip ratio of 1.2:1 (waste:ore). The Mineral Reserves are contained within the Mineral Resources.
(e) The resource was calculated using a cut-off grade of 0.5% copper equivalent. No cutting factor was applied.


Project No.:  L466A                                                  Section 1-4


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 1.2:  Sulphide Recoveries:  Reserve and Projected

--------------------------------------------------------------------------------
                      Copper (%)                            Zinc (%
           ---------------------------------    --------------------------------
Ore Type      Reserve         Projected            Reserve         Projected
================================================================================
Type 1          60               73                   -                -
Type 2          62               71                  74               76
Type 3          87               87                   -                -
--------------------------------------------------------------------------------


Project No.:  L466A                                                  Section 1-5


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

2.0  INTRODUCTION AND TERMS OF REFERENCE

2.1  Introduction

     Manhattan Minerals Corporation (Manhattan) commissioned MRDI Canada, a division of AMEC E&C Services Limited (MRDI), to provide an independent Qualified Person's Review and Technical Report for the Tambo Grande Project. Stephen Juras, P.Geo., an employee of MRDI, served as the Qualified Person responsible for the preparation of the Technical Report as defined in National Instrument 43-101, Standards of Disclosure for Mineral Projects, and in compliance with Form 43-101F1 (the "Technical Report").

     Information and data for the review and report were obtained from Manhattan in Vancouver, B.C.

     The work entailed review of pertinent geological data in sufficient detail to prepare the Technical Report. Stephen Juras, P.Geo., in addition to supervising the preparation of the Technical Report, conducted and supervised the review of the geological data and was responsible for directing the resource estimation work by MRDI during 2000. Brian McEwen, P.Geo., and William Colquhoun, P.Eng., both employees of MRDI, provided Qualified Person's support. Mr. McEwen conducted independent site visits to the Tambo Grande Project during 1999 and 2000. Mr. Colquhoun conducted the review on metallurgical matters.

2.2  Terms of Reference

     Throughout this report the term Tambo Grande Project, or the project, is used to define all deposits and Manhattan land holdings. The three deposits that comprise the Tambo Grande Project are referred to by their original anomaly names: TG-1, TG-2 and B-5.

     Minero Peru has changed its corporate name to Centromin. Any references to Minero Peru in this report are meant to define Centromin.

     All references to dollars ($) are considered to be United States dollars. Other abbreviations are as follows:

     grams                          g           pounds                       lb
     grams per tonne                g/t         percentage                   %
     kilometres                     km          tonnes                       t
     metres                         m           tonnes per day               t/d


Project No.:  L466A                                                  Section 2-1


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     During the period 1997 through 2001, AMEC E&C Services Limited (AMEC), MRDI's parent company, or precursor companies conducted various studies of the Tambo Grande Project for Manhattan. To simplify this document, references to MRDI or MRDI employees may also refer to AMEC or AMEC employees.


Project No.:  L466A                                                  Section 2-2


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

3.0  DISCLAIMER

     MRDI's review of the Tambo Grande Project relied on referrals to a memorandum from Klohn-Crippen titled "Tambo Grande Open Pit Overall Scope Design," dated May 18, 2000. MRDI used this information under the assumption that it was prepared by a Qualified Person.


Project No.:  L466A                                                  Section 3-1


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

4.0  PROPERTY DESCRIPTION AND LOCATION

     The Tambo Grande Project is located in the district of Tambogrande in the Department of Piura in northern Peru (see Figures 4.1 and 4.2). The regional capital, Piura, is 40 km southwest, and Lima lies about 865 km south. The project area is 50 km south of the Ecuadorian border.

     The Tambo Grande Project covers 90,800 ha and comprises 101 mining concessions. This is divided into three sub-projects: the Tambo Grande Concessions, the Lancones Concessions and the Papayo Joint Venture Concessions.

     Three deposits are known to exist in the project area: TG-1, TG-3 and B-5. Their approximate locations, in UTM coordinates, are shown in Table 4.1.

     Table 4.1:  Deposit Coordinates, Tambo Grande Project

     ------------------------------------------------------------------
                                                UTM Coordinates
                                         ------------------------------
     Deposit            Concession          Northing        Easting
     ==================================================================
     TG-1              Tambo Grande        9,455,000        573,500
     TG-3              Tambo Grande        9,453,000        573,500
     B-5                  Papayo           9,442,500        570,000
     ------------------------------------------------------------------

4.1  Mineral Tenure

     Manhattan's land position includes four concession blocks (see Table 4.2 and Figure 4.3). All are in good standing. The Tambo Grande Concessions cover 10,000 ha. Manhattan has been granted an option to earn a 75% interest in these concessions. The remaining 25% interest is held by Centromin, a government-owned company. The Lancones Concessions, which are the largest group, occupy 75,700 ha. Manhattan owns 100% interest in these concessions. The Papayo Joint Venture Concessions cover 3,200 ha. Manhattan has been granted an option to earn 51% interest in these lands from Cedimin S.A., a wholly owned subsidiary of Compania de Minas Buenaventura S.A. In March of 2000, Manhattan acquired 1,900 ha in two concessions called Perla. These lie about 20 km west of the Tambo Grande Concessions and are commonly referred to as part of the Lancones group.

     The land holdings have not been legally surveyed.


Project No.:  L466A                                                  Section 4-1

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 4.2: List of Concessions

------------------------------------------------------------------------------------------------------------------
           Concession           M.E.M                                      Petition     Resolution      R.P.M
  #           Name              Code       Hectares      Coordinates         Date          Date        Register
==================================================================================================================
Tambo Grande Project
1     Tambo Grande-1        610070-A         1000    V1:N9460 E568                      R.J.2181-95  Jul. 23, 96
                                                     V2:N9460 E573                      May 22, 95
                                                     V3:N9458 E573
                                                     V4:N9458 E568
2     Tambo Grande-2        610070-B         1000    V1:N9458 E568                      R.J.2181-95  Jul. 23, 96
                                                     V2:N9458 E573                      May 22, 95
                                                     V3:N9456 E573
                                                     V4:N9456 E568
3     Tambo-Grande-3        610070-C         1000    V1.N9456 E568                      R.J.2181-95  Jul. 23, 96
                                                     V2:N9456 E573                      May 22, 95
                                                     V3:N9454 E573
                                                     V4:N9454 E568
4     Tambo-Grande-4        610070-D         1000    V1:N9454 E568                      R.J.2181-95  Jul. 23, 96
                                                     V2:N9454 E573                      May 22, 95
                                                     V3:N9452 E573
                                                     V4:N9452 E568
5     Tambo-Grande-5        610070-E         1000    V1:N9452 E568                      R.J.2181-95  Jul. 23, 96
                                                     V2:N9452 E573                      May 22, 95
                                                     V3:N9450 E573
                                                     V4:N9450 E568
6     Tambo-Grande-6        610070-F         1000    V1:N9460 E573                      R.J.2181-95  Jul. 23, 96
                                                     V2:N9460 E578                      May 22, 95
                                                     V3:N9458 E578
                                                     V4:N9458 E573
7     Tambo-Grande-7        610070-G         1000    V1:N9458 E573                      R.J.2181-95  Jul. 23, 96
                                                     V2:N9458 E578                      May 22, 95
                                                     V3:N9456 E578
                                                     V4:N9456 E573
8     Tambo-Grande-8        610070-H         1000    V1:N9456 E573                      R.J.2181-95  Jul. 23, 96
                                                     V2:N9456 E578                      May 22, 95
                                                     V3:N9454 E578
                                                     V4:N9454 E573
9     Tambo-Grande-9        610070-I         1000    V1:N9454 E573                      R.J.2181-95  Jul. 23, 96
                                                     V2:N9454 E578                      May 22, 95
                                                     V3:N9452 E578
                                                     V4:N9452 E573
10    Tambo-Grande-10       610070-J         1000    V1:N9452 E573                      R.J.2181-95  Jul. 23, 96
                                                     V2:N9452 E578                      May 22, 95
                                                     V3:N9450 E578
                                                     V4:N9450 E573
Total Concessions                           10,000
...................................................................................................................


Project No.:  L466A                                                  Section 4-2

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 4.2 continued

------------------------------------------------------------------------------------------------------------------
           Concession           M.E.M                                      Petition     Resolution      R.P.M
  #           Name              Code       Hectares      Coordinates         Date          Date        Register
==================================================================================================================
Lancones Project
1     Beaver-1              01-02954-96      1000    V1:N9452 E565        Sep. 19, 96   R.J.846-97   Dec.15, 97
                                                     V2:N9452 E568                     Jan. 31, 97
                                                     V3:N9450 E568
                                                     V4:N9450 E571
                                                     V5:N9449 E571
                                                     V6:N9449 E566
                                                     V7:N9451 E566
                                                     V8:N9451 E565
2     Beaver-2              01-02685-96      1000    V1:N9450 E571        Sep. 1, 96   R.J.1424-97   Dec. 15, 97
                                                     V2:N9450 E574                     Feb. 25, 97
                                                     V3:N9447 E574
                                                     V4:N9447 E571
                                                     V5:N9448 E571
                                                     V6:N9448 E570
                                                     V7:N9449 E570
                                                     V8:N9449 E571
3     Beaver-3              01-02689-96      1000    V1:N9449 E566        Sep. 11, 96  R.J.2039-97   Dec. 15, 97
                                                     V2:N9449 E570                     Mar. 24, 97
                                                     V3:N9448 E570
                                                     V4:N9448 E571
                                                     V5:N9447 E571
                                                     V6:N9447 E567
                                                     V7:N9446 E567
                                                     V8:N9446 E566
4     Beaver-4              01-02693-96      1000    V1:N9447 E567        Sep. 11-96   R.J.2053-97   Dec. 15, 97
                                                     V2:N9447 E574                     Mar. 24, 97
                                                     V3:N9445 E574
                                                     V4:N9445 E571
                                                     V5:N9446 E571
                                                     V6:N9446 E567
5     Beaver-5-11           01-03100-96      1000    V1:N9446 E568        Sep. 30, 96  R.J.2045-97   Dec. 15, 97
                                                     V2:N9446 E571                     Mar. 24, 97
                                                     V3:N9445 E571
                                                     V4:N9445 E574
                                                     V5:N9444 E574
                                                     V6:N9444 E567
                                                     V7:N9445 E567
                                                     V8:N9445 E568
6     Beaver-6              01-02699-96      1000    V1:N9444 E567        Sep. 11, 96  R.J.2036-97   Dec. 15, 97
                                                     V2:N9444 E574                     Mar. 24, 97
                                                     V3:N9443 E574
                                                     V4:N9443 E570
                                                     V5:N9442 E570
                                                     V6:N9442 E567
7     Beaver-7              01-02704-96      1000    V1:N9446 E565        Sep. 11, 96   R.J.822-97   Dec. 15, 97
                                                     V2:N9446 E567                     Jan. 31, 97
                                                     V3:N9441 E567
                                                     V4:N9441 E565
------------------------------------------------------------------------------------------------------------------


Project No.:  L466A                                                  Section 4-3

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 4.2 continued

------------------------------------------------------------------------------------------------------------------
           Concession           M.E.M                                      Petition     Resolution      R.P.M
  #           Name              Code       Hectares      Coordinates         Date          Date        Register
==================================================================================================================
8     Beaver-8              01-02709-96      1000    V1:N9442 E567        Sep. 11, 96  R.J.1704-97   Dec. 15, 97
                                                     V2:N9442 E570                     Feb. 28, 97
                                                     V3:N9441 E570
                                                     V4:N9441 E571
                                                     V5:N9439 E571
                                                     V6:N9439 E570
                                                     V7:N9440 E570
                                                     V8:N9440 E565
                                                     V9:N9441 E565
                                                     V10:N9441 E567
9     Beaver-9              01-02711-96      1000    V1:N9440 E564        Sep. 11, 96   R.J.221-97   Jul. 22, 99
                                                     V2:N9440 E570                     Jan. 24, 97
                                                     V3:N9438 E570
                                                     V4:N9438 E566
                                                     V5:N9439 E566
                                                     V6:N9439 E564
10    Beaver-10             01-02712-96      1000    V1:N9439 E564        Sep. 11, 96   R.J.699-97   Jul. 22, 99
                                                     V2:N9439 E566                     Jan. 30, 97
                                                     V3:N9438 E566
                                                     V4:N9438 E570
                                                     V5:N9437 E570
                                                     V6:N9437 E569
                                                     V7:N9436 E569
                                                     V8:N9436 E567
                                                     V9:N9437 E567
                                                     V10:N9437 E564
11    Beaver-11             01-02713-96      1000    V1:N9437 E564        Sep. 11, 96   R.J.344-97   Jul. 22, 99
                                                     V2:N9437 E567                     Jan. 24, 97
                                                     V3:N9436 E567
                                                     V4:N9436 E569
                                                     V5:N9434 E569
                                                     V6:N9434 E567
                                                     V7:N9435 E567
                                                     V8:N9435 E564
12    Beaver-12             01-02714-96      1000    V1:N9441 E571        Sep. 11, 96  R.J.1699-97   Dec. 15, 97
                                                     V2:N9441 E573                     Feb. 28, 97
                                                     V3:N9440 E573
                                                     V4:N9440 E574
                                                     V5:N9439 E574
                                                     V6:N9439 E575
                                                     V7:N9438 E575
                                                     V8:N9438 E570
                                                     V9:N9439 E570
                                                     V10:N9439 E571
------------------------------------------------------------------------------------------------------------------


Project No.:  L466A                                                  Section 4-4

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 4.2 continued

------------------------------------------------------------------------------------------------------------------
           Concession           M.E.M                                      Petition     Resolution      R.P.M
  #           Name              Code       Hectares      Coordinates         Date          Date        Register
==================================================================================================================
13    Carneros-1            01-01463-98      1000    V1:N9466 E580        Jun. 16, 98  R.J.3017-99   Dec. 31, 99
                                                     V2:N9460 E580                      Oct.15, 99
                                                     V3:N9460 E578
                                                     V4:N9464 E578
                                                     V5:N9464 E579
                                                     V6:N9466 E579
14    Carneros-2            01-01464-98      1000    V1:N9464 E578        Jun. 16-98   R.J.3018-99   Dec. 31, 99
                                                     V2:N9460 E578                     Oct. 15, 99
                                                     V3:N9460 E575
                                                     V4:N9463 E575
                                                     V5:N9463 E577
                                                     V6:N9464 E577
15    Carneros-3            01-01465-98      1000    V1:N9465 E575        Jun. 16-98   R.J.3019-99   Dec. 31, 99
                                                     V2:N9460 E575                     Oct. 15, 99
                                                     V3:N9460 E573
                                                     V4:N9465 E573
16    Carneros-4            01-01466-98      1000    V1:N9470 E575        Jun. 16-98   R.J.3020-99   Dec. 31, 99
                                                     V2:N9465 E575                     Oct., 15, 99
                                                     V3:N9465 E573
                                                     V4:N9470 E573
17    Carneros-5            01-01467-98      1000    V1:N9471 E578        Jun. 16-98   R.J.3021-99   Dec. 31, 99
                                                     V2.N9469 E578                     Oct. 15, 99
                                                     V3:N9469 E577
                                                     V4:N9468 E577
                                                     V5:N9468 E575
                                                     V6:N9470 E575
                                                     V7.N9470 E573
                                                     V8:N9471 E573
18    Carneros-6            01-01468-98      200     V1:N9469 E579        Jun. 16, 98  R.J.3022-99   Dec. 31, 99
                                                     V2:N9468 E579                     Oct. 15, 99
                                                     V3:N9468 E577
                                                     V4:N9469 E577
19    Chica                 01-03197-96      300     V1:N9450 E574        Oct. 1, 96    R.J.367-97   Dec. 15, 97
                                                     V2:N9450 E576                     Jan. 24, 97
                                                     V3:N9449 E576
                                                     V4:N9449 E575
                                                     V5:N9448 E575
                                                     V6:N9448 E574
20    Curvan-1              01-03375-96      1000    V1:N9476 E580        Oct. 16, 96   R.J.826-97   Jul. 22, 99
                                                     V2:N9476 E585                     Jan. 31, 97
                                                     V3:N9474 E585
                                                     V4:N9474 E580
21    Curvan-2              01-03376-96      1000    V1:N9476 E585        Oct. 16, 96   R.J.815-97   Jul. 22, 99
                                                     V2:N9476 E590                     Jan. 31, 97
                                                     V3:N9474 E590
                                                     V4:N9474 E585
------------------------------------------------------------------------------------------------------------------


Project No.:  L466A                                                  Section 4-5

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 4.2 continued

------------------------------------------------------------------------------------------------------------------
           Concession           M.E.M                                      Petition     Resolution      R.P.M
  #           Name              Code       Hectares      Coordinates         Date          Date        Register
==================================================================================================================
22    Curvan-3              01-03377-96      1000    V1:N9474 E577        Oct. 16, 96   R.J.840-97   Jul. 22, 99
                                                     V2:N9474 E582                     Jan. 31, 97
                                                     V3:N9472 E582
                                                     V4:N9472 E577
23    Curvan-4              01-03378-96      1000    V1:N9474 E582        Oct. 16, 96   R.J.816-97   Jul. 22, 99
                                                     V2:N9474 E587                     Jan. 31, 97
                                                     V3:N9472 E587
                                                     V4:N9472 E582
24    Curvan-5              01-03379-96      1000    V1:N9472 E573        Oct. 16, 96   R.J.831-97   Jul. 22, 99
                                                     V2:N9472 E583                     Jan. 31, 97
                                                     V3:N9471 E583
                                                     V4:N9471 E573
25    Curvan-6              01-03380-96      1000    V1:N9472 E583        Oct. 16, 96   R.J.713-97   Jul. 22, 99
                                                     V2:N9472 E586                     Jan. 30, 97
                                                     V3:N9470 E586
                                                     V4:N9470 E579
                                                     V5:N9471 E579
                                                     V6:N9471 E583
26    Curvan-7              01-03381-96      1000    V1:N9471 E578        Oct. 16, 96   R.J.803-97   Jul. 22, 99
                                                     V2:N9471 E579                     Jan. 31, 97
                                                     V3:N9470 E579
                                                     V4:N9470 E586
                                                     V5:N9468 E586
                                                     V6:N9468 E585
                                                     V7:N9469 E585
                                                     V8:N9469 E578
27    Curvan-8              01-03382-96      1000    V1:N9469 E579        Oct. 16, 96  R.J.1082-97   Jul. 22, 99
                                                     V2:N9469 E585                     Feb. 11, 97
                                                     V3:N9468 E585
                                                     V4:N9468 E583
                                                     V5:N9466 E583
                                                     V6:N9466 E582
                                                     V7:N9467 E582
                                                     V8:N9467 E580
                                                     V9:N9468 E580
                                                     V10:N9468 E579
28    Curvan-9              01-03388-96      1000    V1:N9467 E580        Oct. 17, 96   R.J.804-97   Jul. 22, 99
                                                     V2:N9467 E582                     Jan. 31, 97
                                                     V3:N9466 E582
                                                     V4:N9466 E583
                                                     V5:N9463 E583
                                                     V6:N9463 E581
                                                     V7:N9464 E581
                                                     V8:N9464 E580
------------------------------------------------------------------------------------------------------------------


Project No.:  L466A                                                  Section 4-6

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 4.2 continued

------------------------------------------------------------------------------------------------------------------
           Concession           M.E.M                                      Petition     Resolution      R.P.M
  #           Name              Code       Hectares      Coordinates         Date          Date        Register
==================================================================================================================
29    Curvan-10             01-03387-96      1000    V1:N9464 E580        Oct. 17, 96   R.J.813-97   Jul. 22, 99
                                                     V2:N9464 E581                     Jan. 31, 97
                                                     V3:N9463 E581
                                                     V4:N9463 E583
                                                     V5:N9460 E583
                                                     V6:N9460 E580
30    Guanaco-1             01-02955-96      1000    V1:N9454 E578        Sep. 19, 96   R.J.843-97   Dec. 15, 97
                                                     V2:N9454 E583                     Jan. 31, 97
                                                     V3:N9452 E583
                                                     V4:N9452 E578
31    Guanaco-2             01-02956-96      400     V1:N9452 E578        Sep. 19, 96   R.J.719-97   Dec. 15, 97
                                                     V2:N9452 E580                     Jan. 30, 97
                                                     V3:N9450 E580
                                                     V4:N9450 E578
32    Lancones-1            01-03156-96      1000    V1:N9460 E578        Oct. 1, 96    R.J.192-97   Jul. 22, 99
                                                     V2:N9460 E580                     Jan. 24, 97
                                                     V3:N9455 E580
                                                     V4:N9455 E578
33    Lancones-2            01-03157-96      1000    V1:N9460 E580        Oct. 1, 96    R.J.729-97   Jul. 22, 99
                                                     V2:N9460 E582                     Jan. 30, 97
                                                     V3:N9455 E582
                                                     V4:N9455 E580
34    Lancones-3            01-03158-96      1000    V1:N9460 E582        Oct. 1, 96    R.J.346-97   Jul. 22, 99
                                                     V2:N9460 E584                     Jan. 24, 97
                                                     V3:N9455 E584
                                                     V4:N9455 E582
35    Lancones-4            01-03159-96      800     V1:N9455 E578        Oct. 1, 96    R.J.738-97   Jul. 22, 99
                                                     V2:N9455 E584                     Jan. 30, 97
                                                     V3:N9456 E584
                                                     V4:N9456 E585
                                                     V5:N9454 E585
                                                     V6:N9454 E578
36    Lancones-9            01-03164-96      1000    V1:N9444 E582        Oct. 1, 96    R.J.251-97   Dec. 15, 97
                                                     V2:N9444 E587                     Jan. 24, 97
                                                     V3:N9442 E587
                                                     V4:N9442 E582
37    Lancones-10           01-03165-96      1000    V1.n9444 E577        Oct. 1, 96    R.J.372-97   Dec. 15, 97
                                                     V2:N9444 E582                     Jan. 24, 97
                                                     V3:N9442 E582
                                                     V4.N9442 E577
38    Lancones-11           01-03166-96      800     V1:N9446 E575        Oct. 1, 96   R.J.4305-97   Dec. 15, 97
                                                     V2:N9446 E576                      May 30, 97
                                                     V3:N9444 E576
                                                     V4:N9444 E577
                                                     V5:N9442 E577
                                                     V6:N9442 E573
                                                     V7:N9443 E573
                                                     V8:N9443 E575
------------------------------------------------------------------------------------------------------------------


Project No.:  L466A                                                  Section 4-7

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 4.2 continued

------------------------------------------------------------------------------------------------------------------
           Concession           M.E.M                                      Petition     Resolution      R.P.M
  #           Name              Code       Hectares      Coordinates         Date          Date        Register
==================================================================================================================
39    Lancones-12           01-03167-96      900     V1:N9442 E575        Oct. 1, 96   R.J.1211-97   Dec. 15, 97
                                                     V2:N9442 E582                     Feb. 18, 97
                                                     V3:N9440 E582
                                                     V4:N9440 E580
                                                     V5:N9441 E580
                                                     V6:N9441 E575
40    Lancones-13           01-03168-96      1000    V1:N9441 E575        Oct. 1, 96   R.J.1441-97   Dec. 15, 97
                                                     V2:N9441 E580                     Feb. 25, 97
                                                     V3:N9440 E580
                                                     V4:N9440 E579
                                                     V5:N9439 E579
                                                     V6:N9439 E574
                                                     V7:N9440 E574
                                                     V8:N9440 E575
41    Lancones-14           01-03169-96      1000    V1:N9440 E580        Oct. 1, 96    R.J.191-97   Dec. 15, 97
                                                     V2:N9440 E582                     Jan. 24, 97
                                                     V3:N9435 E582
                                                     V4:N9435 E580
42    Lancones-15           01-03170-96      1000    V1:N9440 E579        Oct. 1, 96    R.J.365-97   Dec. 15, 97
                                                     V2:N9440 E580                     Jan. 24, 97
                                                     V3:N9437 E580
                                                     V4:N9437 E576
                                                     V5:N9438 E576
                                                     V6:N9438 E575
                                                     V7:N9439 E575
                                                     V8:N9439 E579
43    Lancones-16           01-03171-96      1000    V1:N9438 E570        Oct. 1, 96    R.J.727-97   Jul. 22, 99
                                                     V2:N9438 E576                     Jan. 30, 97
                                                     V3:N9437 E576
                                                     V4:N9437 E573
                                                     V5:N9436 E573
                                                     V6:N9436 E569
                                                     V7:N9437 E569
                                                     V8:N9437 E570
44    Lancones-17           01-03172-96      1000    V1:N9437 E573        Oct. 1, 96    R.J.247-97   Jul. 22, 99
                                                     V2:N9437 E580                     Jan. 24, 97
                                                     V3:N9435 E580
                                                     V4:N9435 E577
                                                     V5:N9436 E577
                                                     V6:N9436 E573
45    Lancones-18           01-03173-96      1000    V1:N9436 E569        Oct. 1, 96    R.J.175-97   Jul. 22, 99
                                                     V2:N9436 E577                     Jan. 24, 97
                                                     V3.N9435 E577
                                                     V4:N9435 E571
                                                     V5:N9434 E571
                                                     V6:N9434 E569
------------------------------------------------------------------------------------------------------------------


Project No.:  L466A                                                  Section 4-8

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 4.2 continued

------------------------------------------------------------------------------------------------------------------
           Concession           M.E.M                                      Petition     Resolution      R.P.M
  #           Name              Code       Hectares      Coordinates         Date          Date        Register
==================================================================================================================
46    Lancones-32           01-03187-96      1000    V1:N9434 E569        Oct. 1, 96   R.J.1442-97   Dec. 15, 97
                                                     V2:N9434 E571                     Feb. 25, 97
                                                     V3:N9435 E571
                                                     V4:N9435 E572
                                                     V5:N9431 E572
                                                     V6:N9431 E569
47    Lancones-33           01-03188-96      800     V1:N9433 E566        Oct. 1, 96    R.J.357-97   Dec. 15, 97
                                                     V2:N9433 E567                     Jan. 24, 97
                                                     V3:N9434 E567
                                                     V4:N9434 E569
                                                     V5:N9431 E569
                                                     V6:N9431 E566
48    Lancones-34           01-03189-96      1000    V1:N9435 E564        Oct. 1, 96    R.J.734-97   Dec. 15, 97
                                                     V2:N9435 E567                     Jan. 30, 97
                                                     V3:N9433 E567
                                                     V4:N9433 E566
                                                     V5:N9431 E566
                                                     V6:N9431 E564
49    Lancones-35           01-03190-96      1000    V1:N9431 E570        Oct. 1, 96    R.J.735-97   Dec. 15, 97
                                                     V2:N9431 E572                     Jan. 30, 97
                                                     V3.N9426 E572
                                                     V4:N9426 E570
50    Lancones-36           01-03191-96      1000    V1:N9431 E566        Oct. 1, 96    R.J.736-97   Jul. 22, 99
                                                     V2:N9431 E568                     Jan. 30, 97
                                                     V3:N9426 E568
                                                     V4:N9426 E566
51    Lancones-37           01-03198-96      1000    V1:N9431 E568        Oct. 1, 96    R.J.363-97   Jul. 22, 99
                                                     V2:N9431 E570                     Jan. 24, 97
                                                     V3:N9426 E570
                                                     V4:N9426 E568
52    Lancones-38           01-03199-96      1000    V1:N9431 E564        Oct. 1, 96    R.J.737-97   Jul. 22, 99
                                                     V2:N9431 E566                     Jan. 30, 97
                                                     V3:N9426 E566
                                                     V4:N9426 E564
53    Lancones-39           01-03200-96      1000    V1:N9428 E559        Oct. 1, 96    R.J.366-97   Dec. 15, 97
                                                     V2:N9428 E564                     Jan. 24, 97
                                                     V3:N9426 E564
                                                     V4:N9426 E559
54    Lancones-40           01-03201-96      1000    V1:N9430 E559        Oct. 1, 96    R.J.739-97   Dec. 15, 97
                                                     V2:N9430 E564                     Jan. 30, 97
                                                     V3:N9428 E564
                                                     V4:N9428 E559
55    Lancones-41           01-03202-96      1000    V1:N9432 E559        Oct. 1, 96    R.J.740-97   Dec. 15, 97
                                                     V2:N9432 E564                     Jan. 30, 97
                                                     V3:N9430 E564
                                                     V4:N9430 E559
------------------------------------------------------------------------------------------------------------------


Project No.:  L466A                                                  Section 4-9

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 4.2 continued

------------------------------------------------------------------------------------------------------------------
           Concession           M.E.M                                      Petition     Resolution      R.P.M
  #           Name              Code       Hectares      Coordinates         Date          Date        Register
==================================================================================================================
56    Lancones-42           01-03203-96      1000    V1:N9434 E559        Oct. 1, 96    R.J.377-97   Jul. 22, 99
                                                     V2:N9434 E564                     Jan. 24, 97
                                                     V3:N9432 E564
                                                     V4.N9432 E559
57    Lancones-43           01-03204-96      1000    V1:N9436 E559        Oct. 1, 96    R.J.352-97   Jul. 22, 99
                                                     V2:N9436 E564                     Jan. 24, 97
                                                     V3:N9434 E564
                                                     V4:N9434 E559
58    Lancones-44           01-03205-96      1000    V1:N9438 E559        Oct. 1, 96    R.J.345-97   Jul. 22, 99
                                                     V2:N9438 E564                     Jan. 24, 97
                                                     V3:N9436 E564
                                                     V4:N9436 E559
59    Lancones-45           01-03206-96      1000    V1:N9440 E559        Oct. 1, 96    R.J.385-97   Jul. 22, 99
                                                     V2:N9440 E564                     Jan. 24, 97
                                                     V3:N9438 E564
                                                     V4:N9438 E559
60    Lancones-46           01-03225-96      1000    V1:N9445 E563        Oct. 1, 96    R.J.791-97   Dec. 15, 97
                                                     V2:N9445 E565                     Jan. 31, 97
                                                     V3:N9440 E565
                                                     V4:N9440 E563
61    Lancones-47           01-03226-96      1000    V1:N9445 E561        Oct. 2, 96    R.J.572-97   Dec. 15, 97
                                                     V2:N9445 E563                     Jan. 28, 97
                                                     V3:N9440 E563
                                                     V4:N9440 E561
62    Lancones-48           01-03227-96      1000    V1:N9445 E559        Oct. 2, 96    R.J.573-97   Jul. 22, 99
                                                     V2:N9445 E561                     Jan. 28, 97
                                                     V3:N9440 E561
                                                     V4:N9440 E559
63    Lancones-49           01-03192-96      1000    V1:N9447 E559        Oct. 1, 96    R.J.741-97   Jul. 22, 99
                                                     V2:N9447 E564                     Jan. 30, 97
                                                     V3:N9445 E564
                                                     V4:N9445 E559
64    Lancones-50           01-03193-96      1000    V1:N9448 E559        Oct. 1, 96   R.J.1443-97   Jul. 22, 99
                                                     V2:N9448 E566                     Feb. 25, 97
                                                     V3:N9446 E566
                                                     V4:N9446 E565
                                                     V5:N9445 E565
                                                     V6:N9445 E564
                                                     V7:N9447 E564
                                                     V8:N9447 E559
65    Lancones-51           01-03194-96      600     V1:N9451 E559        Oct. 1, 96    R.J.350-97   Jul. 22, 99
                                                     V2:N9451 E561                     Jan. 24, 97
                                                     V3:N9448 E561
                                                     V4:N9448 E559
66    Lancones-52           01-03195-96      100     V1:N9446 E567        Oct. 1, 96   R.J.3979-97   Dec. 15, 97
                                                     V2:N9446 E568                      May 27, 97
                                                     V3:N9445 E568
                                                     V4:N9445 E567
------------------------------------------------------------------------------------------------------------------


Project No.:  L466A                                                 Section 4-10

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 4.2 continued

------------------------------------------------------------------------------------------------------------------
           Concession           M.E.M                                      Petition     Resolution      R.P.M
  #           Name              Code       Hectares      Coordinates         Date          Date        Register
==================================================================================================================
67    Llama-1               01-02943-96      700     V1:N9450 E576        Sep. 19, 96  R.J.1445-97   Dec. 15, 97
                                                     V2:N9450 E583                     Feb. 25, 97
                                                     V3:N9449 E583
                                                     V4:N9449 E576
68    Llama-2               01-02944-96      1000    V1:N9449 E576        Sep. 19, 96  R.J.1338-97   Dec. 15, 97
                                                     V2:N9449 E578                     Feb. 21, 97
                                                     V3:N9444 E578
                                                     V4:N9444 E576
69    Llama-3               01-02945-96      1000    V1:N9449 E578        Sep. 19, 96   R.J.853-97   Dec. 15, 97
                                                     V2:N9449 E580                     Jan. 31, 97
                                                     V3:N9444 E580
                                                     V4:N9444 E578
70    Llama-4               01-02946-96      1000    V1:N9449 E580        Sep. 19, 96  R.J.1125-97   Dec. 15, 97
                                                     V2:N9449 E582                     Feb. 12, 97
                                                     V3:N9444 E582
                                                     V4:N9444 E580
71    Llama-5               01-02947-96      1000    V1:N9449 E582        Sep. 19, 96   R.J.744-97   Dec. 15, 97
                                                     V2:N9449 E584                     Jan. 30, 97
                                                     V3:N9444 E584
                                                     V4:N9444 E582
72    Llama-6               01-02948-96      1000    V1:N9449 E584        Sep. 19, 96  R.J.1092-97   Jul. 22, 99
                                                     V2:N9449 E586                     Feb. 11, 97
                                                     V3:N9444 E586
                                                     V4:N9444 E584
73    Pequena               01-03196-96      100     V1:N9441 E573        Oct. 1, 96   R.J.1698-97   Dec. 15, 97
                                                     V2:N9441 E574                     Feb. 28, 97
                                                     V3:N9440 E574
                                                     V4:N9440 E573
74    Vega-2                01-03229-96      1000    V1:N9422 E592        Oct. 2, 96    R.J.790-97   Dec. 15, 97
                                                     V2:N9417 E592                     Jan. 31, 97
                                                     V3:N9417 E590
                                                     V4:N9422 E590
75    Vega-4                01-03231-96      1000    V1:N9422 E588        Oct. 2, 96    R.J.788-97   Dec. 15, 97
                                                     V2:N9422 E590                     Jan. 31, 97
                                                     V3:N9417 E590
                                                     V4:N9417 E588
76    Vega-6                01-03233-96      1000    V1:N9422 E586        Oct. 2, 96    R.J.776-97   Dec. 15, 97
                                                     V2:N9422 E588                     Jan. 30, 97
                                                     V3:N9417 E588
                                                     V4:N9417 E586
77    Vega-8                01-03235-96      500     V1:N9423 E586        Oct. 2, 96    R.J.777-97   Dec. 15, 97
                                                     V2:N9423 E591                     Jan. 30, 97
                                                     V3:N9422 E591
                                                     V4:N9422 E586
78    Vega-10               01-03237-96      1000    V1:N9425 E584        Oct. 2, 96    R.J.841-97   Dec. 15, 97
                                                     V2:N9425 E586                     Jan. 31, 97
                                                     V3:N9420 E586
                                                     V4:N9420 E584
------------------------------------------------------------------------------------------------------------------


Project No.:  L466A                                                 Section 4-11

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 4.2 continued

------------------------------------------------------------------------------------------------------------------
           Concession           M.E.M                                      Petition     Resolution      R.P.M
  #           Name              Code       Hectares      Coordinates         Date          Date        Register
==================================================================================================================
79    Vega-11               01-03238-96      1000    V1:N9425 E582        Oct. 2, 96   R.J.3475-97   Dec. 15, 97
                                                     V2:N9425 E584                     Apr. 30, 97
                                                     V3:N9420 E584
                                                     V4:N9420 582
80    Tambito               01-03239-96      500     V1:N9461 E568        Oct. 2, 96   R.J.3320-97   Jul. 22, 99
                                                     V2:N9461 E573                     Apr. 30, 97
                                                     V3:N9460 E573
                                                     V4:N9460 E568
81    Perla 1               01-00696-00      1000    V1: N9457 E548       Apr. 28, 00  R.J. 2738-00  Jul. 25, 00
                                                     V2:N9457 E550
                                                     V3: N9452 E550
                                                     V4: N9452 E548
82    Perla 2               01-00697-00      900     V1: N9455 E550       Apr. 28, 00  R.J.2737-00   Jul. 25, 00
                                                     V2:N9455 E553
                                                     V3: N9452 E553
                                                     V4: N9452 E550
83    Las Lomas 20          01-01218-00     1,000    V1: N9468 E577       May 16, 00
                                                     V2:N9463 E577
                                                     V3: N9463 E575
                                                     V4: N9468 E575
84    Las Lomas 21          01-01217-00     1,000    V1:N9468 E580        May 16, 00
                                                     V2:N9466 E580
                                                     V3:N9466 E579
                                                     V4:N9464 E579
                                                     V5:N9464 E577
                                                     V6:N9468 E577
Total Concessions                           77,600
...................................................................................................................
El Papayo Project
1     El Papayo-1           2249             1000    V1:N9449,691.918     May 7, 80    R.D. 129-92   Mar. 20, 98
                                                     E576139.155          (CEDIMIN)    Jul. 30, 92
                                                     V2:N9444704.662
                                                     E575782.393
                                                     V3:N9444847.367
                                                     E573787.491
                                                     V4:9449834.623
                                                     E574144.253
2     El Papayo-2           2250             400     V1:N9444704.662      May 7, 80    R.D. 128-92   Mar. 20, 98
                                                     E575782.393          (CEDIMIN)    Jul. 30, 92
                                                     V2:N9442709.760
                                                     E575639.688
                                                     V3:N9442852.465
                                                     E573644.786
                                                     V4:9444847.367
                                                     E573787.490
------------------------------------------------------------------------------------------------------------------


Project No.:  L466A                                                 Section 4-12

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 4.2 continued

------------------------------------------------------------------------------------------------------------------
           Concession           M.E.M                                      Petition     Resolution      R.P.M
  #           Name              Code       Hectares      Coordinates         Date          Date        Register
==================================================================================================================
3     Locuto-1              2329             700     V1:N9442852.460      Oct. 1, 80   R.D. 122-92   Mar. 20, 98
                                                     E573644.790          (CEDIMIN)    Jul. 30, 92
                                                     V2:N9442709.760
                                                     E575,639.690
                                                     V3:N9439218.680
                                                     E575389.950
                                                     V4:N9439361.390
                                                     E573395.050
4     Locuto-2              2330             500     V1:N9442852.464      Oct. 1, 80   R.J. 5839-95  Mar. 20, 98
                                                     E573644.786          (CEDIMIN)    Nov. 23, 95
                                                     V2:N9440358.836
                                                     E573466.405
                                                     V3:N9440,501.541
                                                     E571,471.502
                                                     V4:N9442995.169
                                                     E571649.883
5     Locuto-3              2331             400     V1:N9442995.170      Oct. 1, 80    R.D.125-92   Mar. 20, 98
                                                     E571649.880          (CEDIMIN)    Jul. 30, 92
                                                     V2:N9441000.270
                                                     E571507.180
                                                     V3:N9441142.970
                                                     E569512.280
                                                     V4:N9443114.458
                                                     E569644.794
6     Vega Hoyada Honda     2341             100     V1:N9446344.284      Oct. 1 80     R.J.151-95   Mar. 20, 98
                                                     E566876.684          (CEDIMIN)    Jan. 31, 95
                                                     V2:N9446272.932
                                                     E567874.136
                                                     V3:N9445275.481
                                                     E567802.783
                                                     V4:N9445346.833
                                                     E566805.332
7     Vega de la Rita-1     2322             100     V1:N9445275.480      Oct. 1, 80                 Mar. 20, 98
                                                     E567802.780          (CEDIMIN)
                                                     V2:N9444278.030
                                                     E567731.430
                                                     V3:N9444349.380
                                                     E566733.980
                                                     V4:N9445346.830
                                                     E566805.330
Total Concessions                           3,200
------------------------------------------------------------------------------------------------------------------


Project No.:  L466A                                                 Section 4-13

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 4.1:  Country Location Map


Project No.:  L466A                                                 Section 4-14

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 4.2:  Departmental Location Map


Project No.:  L466A                                                 Section 4-15

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 4.3:  Property Location Map


Project No.:  L466A                                                 Section 4-16

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

4.2  Permits and Agreements

     The Option Agreement governs the ownership, exploration and development of the Tambo Grande Concessions and includes the following provisions:

     o Minero Peru has granted Manhattan a three-year option period (expiry May 2003) to complete a feasibility study and financing plan, and to elect to proceed with the development of a mining project on the Tambo Grande Concessions.

     o Manhattan is required to meet two qualifying conditions prior to exercising the option: it must operate a mining complex with an average treatment capacity of 10,000 t/d, and it must have net assets of at least $100 million. Manhattan may qualify directly or through a company that may own, directly or indirectly, a 25% interest in Manhattan or any subsidiary of Manhattan.

     o In the event that the option is exercised, Manhattan and Minero Peru will incorporate a mining company, Empresa Minera Tambo Grande S.A.
          (EMTG), which will be owned 75% by Manhattan and 25% by Minero Peru. EMTG will acquire 100% of the Tambo Grande Concessions from Minero Peru and will develop and operate the mining project.

     o Manhattan will commit to developing the mine within four years of exercising the option. In the event that the mine is developed within the four-year period for less than the amount committed, no penalty will be payable. In the event that the mine is not developed within the four years, Manhattan will pay a penalty of 30% of the difference between the amount committed and any lesser amount actually spent on the development of the mining project during that period.

     o Manhattan will arrange the debt financing required by EMTG for the development of the mining project, including Minero Peru's share, and will contribute the entire equity financing required by EMTG.

     o Minero Peru will retain a copper-price-based sliding scale NSR royalty interest in the Tambo Grande Concessions ranging from zero at 0.60 $/lb. to 5% at 1.20 $/lb.

     o Manhattan will guarantee that the mining methods to be used will not physically affect the town of Tambogrande or cause damage to its population. In addition, the tailings deposits will be located in areas that will not affect the surrounding agricultural areas.

     In December 1998, legislation was introduced in Peru that restricts and prohibits mining activities in urban and urban expansion areas. However, concessions previously staked in those areas will remain valid provided that within two years of the effective date of that legislation, the titleholder provides evidence of authorization of the use of the surface land or ownership of the surface land and files an environmental


Project No.:  L466A                                                 Section 4-17

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     impact study satisfactory to the General Mining Bureau. The legislation provides that the aforesaid two-year period may be extended with the approval of a Supreme Decree.

     Since the Tambo Grande Concessions lie within the 50 km frontier zone with Ecuador, Manhattan was required to obtain prior Supreme Decree approval to own an interest in the Tambo Grande Concessions. This frontier zone Supreme Decree was published on May 7, 1999.

     On April 11, 2001, the Government of Peru granted Manhattan a one-year extension to the Option Agreement with Minero Peru on the Tambo Grande Concessions. The new term of the agreement extends the time for completing the commitments under the Option Agreement from May 2002 to May 2003.

     Manhattan was granted an option by Cedimin in November 1997 to acquire up to 100% interest in Cedimin's Papayo property. The property comprises seven concessions aggregating 3,200 ha and lies contiguously to the south of the Tambo Grande Concessions. Manhattan can earn a 51% interest in the Papayo Joint Venture Concessions by spending $5 million over five years. In addition, it must make a payment of $250,000 to Cedimin (payable equally over five years to 2002, subject to payment in full prior to the exercise of the option). Manhattan may earn a further 29% of the Papayo Joint Venture Concessions by funding Cedimin's 49% cost share of the next $10 million property expenditures. Subsequently, it may acquire the balance of 20% for a consideration of $5 million.

     In June 2001, Cedimin granted a 15-month extension to Manhattan's option agreement on the Papayo Joint Venture Concessions. The new term extends the time period for exercising the option to January 15, 2004. An additional payment of $50,000 is due in the final year of the agreement. There are no changes to the other terms of the option.

4.3  Socio-Economic Issues

     A part of the TG-1 deposit underlies the town of Tambogrande (see Figure 4.4). Current Peruvian legislation protects the town, its citizens and its agricultural areas with respect to mining and processing. In addition, under the Option Agreement, the company is required to guarantee that any mining methods used will not physically affect the town or harm its citizens, and that the tailings will not affect the agricultural areas surrounding the town. The implications for the development of a mine on the Tambo Grande Concessions of the location of the town of Tambogrande relative to the location of the TG-1 deposit have not been completely assessed at this time. Nonetheless, Manhattan has been working closely with community leaders to establish a co-operative, mutually beneficial relationship with the area residents in an effort to ensure that impacts are minimized. Manhattan will continue with socio-economic studies and initiatives to address this matter as part of its ongoing work program.


Project No.:  L466A                                                 Section 4-18

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 4.4:  Pit Location and Proposed Town Relocation Plan


Project No.:  L466A                                                 Section 4-19

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

5.0  ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

     The Tambo Grande Project is located in the coastal plain province of northern Peru in the Department of Piura (see Figure 4.3). Topography in the area is relatively flat, with elevations ranging from 70 m to 150 m above sea level. A few small hills of volcanic or plutonic rocks are present, emergent from the flat-lying Tertiary marine sediments and the Quaternary eolian sands. South of the Piura River, the area has low sandy hills and typical desert flora. The TG-1 deposit lies on the northern margin of the Piura River, which flows westerly into the Pacific Ocean. Much of the project area is under cultivation, irrigated by a system of canals from reservoirs to the north.

     The project is well served by paved highways and secondary roads. The port of Paita lies approximately 110 km west of the area. The Ecuadorian border is about 50 km to the north.

     Climate reflects its proximity to the equator (5(degree) South latitude) and the Pacific Ocean (90 km). The area is warm and dry with abundant sunshine. A hot and humid season occurs from January to March. Temperatures during the dry season may rise to 35(0) C in the daytime and are typically accompanied by cool desert nights.

     Current administrative facilities consist of offices for communication and engineering functions set up in Piura, which receives daily air service from Lima.


Project No.:  L466A                                                  Section 5-1

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

6.0  HISTORY

6.1  Ownership

     Bureau de Recherches Geologiques et Minieres of France (BRGM), pursuant to various Peruvian government decrees and agreements and in particular the Base Agreement and the Additional Agreement, executed in 1979 and 1981, respectively, pursued the acquisition, exploration and development of the Tambo Grande Concessions. These Agreements gave BRGM an initial 75% beneficial interest in the Tambo Grande Concessions, subject to certain exploration and financing conditions.

     On October 14, 1993, BRGM entered into a letter of intent with Manhattan pursuant to which BRGM granted Manhattan the option to acquire a 52.5% aggregate interest (70% of BRGM's 75% interest) in the Tambo Grande Concessions, as modified by a letter of amendment dated February 11, 1997.

     On March 12, 1997, Manhattan purchased the balance of BRGM's interest in the Tambo Grande Concessions for $23 million, which increased Manhattan's interest in the concessions from 52.5% to 75%. On April 8, 1997, BRGM conveyed its entire 75% interest in the Tambo Grande Concessions arising under the Agreements to Manhattan. The transfer of the interest to Manhattan was subject to the approval of the Government of Peru.

     On May 15, 1999, the Supreme Decree approving the Option Agreement was published, and on May 17, 1999, Manhattan and Minero Peru executed the Option Agreement, which replaces the Agreements.

6.2  Work

     The Tambogrande area was first known for its iron occurrences, and it was not until 1977 that geochemically anomalous base metals were discovered through an exploration program run by BRGM with the cooperation of the Instituto Geologico Minero y Metalurgico (INGEMET), an agency of the Government of Peru. Self-potential geophysical surveys conducted in 1978 indicated the presence of conductive anomalies, and two drill holes established the presence of a massive sulphide body with pyrite, chalcopyrite and sphalerite. In 1979, the Base Agreement was signed between INGEMET and BRGM to explore the project and prepare a pre-feasibility study.

     During 1979 and 1980, BRGM carried out a gravity survey, an induced polarization survey, a drilling program, geostatistical studies and a technical-economic pre-feasibility study. In 1981, the Additional Agreement was signed between INGEMET, Minero Peru and BRGM to prepare a feasibility study and finance and develop the


Project No.:  L466A                                                  Section 6-1


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Tambo Grande Project                                           [GRAPHIC OMITTED]

     project. However, no subsequent work was undertaken because of legal, political and investment conditions in Peru.

     Since there is little or no exposed sulphide mineralization, it was necessary to use indirect methods for exploration. The self-potential and induced polarization geophysical methods initially utilized on the project proved unsatisfactory for defining anomalies of significance, partially because of conductive overburden. Gravity methods were tested and found to be very successful. The TG-1 anomaly, a 700 m by 350 m gravity anomaly that partially underlies the town of Tambogrande, was used as the basis for conducting a 21 hole drill program, resulting in the discovery of the Tambo Grande deposit.

     Preliminary metallurgical testing was undertaken by BRGM in 1978. Polished section studies show that pyrite is the most abundant mineral. Pyrite occurs as fine-grained, polycrystalline masses or as automorphic crystals. Chalcopyrite occurs both within pyrite grains and intergranularly. It also occurs as exsolution blebs in sphalerite. Small amounts of galena, tetrahedrite and covellite are also present. The preliminary flotation tests showed that copper and zinc concentrates could be reasonably produced. Additional metallurgical tests were done by BRGM in 1980. These tests suggested that finer grinding (about 20 um) would be necessary for good recovery of metal values by differential flotation.

     Ground gravity surveys by BRGM in 1977 and 1988 delineated 55 gravity anomalies. Geophysical work completed by Manhattan in January 1997 consisted of 11,000 km of fixed-wing airborne magnetic and radiometric surveys.


Project No.:  L466A                                                  Section 6-2


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Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

7.0  GEOLOGICAL SETTING

     The  following   geological   descriptions  have  been  summarized  from  a
     geological paper by Tegart, Allen and Carstensen (2000), which is available in Appendix A.

7.1  Regional Geology

     The Tambo Grande massive sulphide district in northern Peru formed contemporaneously with a pre-Albian (Mid-Cretaceous) marine rift known as the Lancones Basin (see Figure 7.1). Mafic and less common silicic volcanic and volcaniclastic rocks of the Ereo and La Bocana formations filled the basin. These rocks are exposed in a 40 km wide by 80 km long northeasterly plunging anticline located along the southeastern side of the basin. The southwestward extent of the volcanic sequence is not known because Tertiary continental sedimentary rocks of the Sechura Basin cover the Lancones Basin.

     The Ereo Formation consists of at least 500 m of basalt pillow lava flows intercalated with hyaloclastic breccias, minor dacite flows and tuff beds, and lesser volcaniclastic strata. Intruding mafic dykes are common. The base of the Ereo Formation has not been observed. The Ereo Formation is unconformably overlain by 250 m of Upper Albian agglomeratic andesite and dacite interbedded with calcareous arenite, limestone, greywacke and tuff of the La Bocana Formation. Numerous base-metal and barite occurrences are also found in the La Bocana Formation. Approximately 1,500 m of the Lancones Formation lies conformably on the La Bocana on the east and west flanks of the anticline, but is absent along the anticlinal crest. On the eastern flank of the anticline, the Lancones Formation is composed primarily of andesitic pyroclastic rocks, whereas the western flank is composed of andesitic pyroclastic rocks and interbedded calcareous arenite and greywacke layers. The basin extends north into Ecuador where volcanism, coeval with Lancones Basin basal sequences, is represented by andesitic flows and volcaniclastic rocks of the Celica and Macuchi formations. These rocks also contain volcanogenic massive sulphide occurrences.

     The depocentre of the Lancones Basin shifted westward in Cenomanian time, with deposition of the Copa Sombrero Formation consisting of flysch successions up to 3,700 m thick. The formation is represented in the lower units by debris flows, turbiditic sandstone and breccias intruded by igneous sills and dykes. Up-section the stratigraphic sequence changes to a finer turbidite facies consisting of rhythmically interbedded black shale and greywacke sandstone.


Project No.:  L466A                                                  Section 7-1


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 7.1:  Simplified  Regional  Geology of the Lancones Basin (Tegart et al.,
2000)


Project No.:  L466A                                                  Section 7-2


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Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     By Mid-Cretaceous, Tethyan spreading waned, ending northeast extensional tectonism and further development of the Lancones Basin. Pacific spreading centres became active, resulting in east and northeasterly directed oblique subduction along the western margin of South America. This event is reflected in the Tambo Grande region by arcuate east-west-trending normal faults (down to the north), which disrupt the Cretaceous host rocks.

     Intrusive stocks within the Lancones Basin form part of the Upper Mesozoic and Cenozoic Coastal Batholith that stretches the length of western Peru. Within the Lacones Basin, the intrusions are composed entirely of gabbro and diorite and are confined to a relatively small area north of Tambo Grande. The age of these intrusions has not been determined, but chemically they are similar to the basal volcanic series of the Ereo Formation and may be the subvolcanic equivalent of these volcanic rocks. Peripheral to the basic intrusions are granodiorite and monzonite stocks analogous to the Western Peruvian batholiths. These are found around the margin of the basin.

     At the end of the Cretaceous, the tectonic setting of the northern Andean Cordillera changed. As a result, a thick sequence of Tertiary terrigenous sediments was deposited on the southern portion of the Lancones Basin and northern part of the younger, continental Sechura Basin that lies to the south. The Piura River in the Tambo Grande area coincides with the present-day northern limit of the continental basin. The stratigraphic sequence is characterized by intercalated lutite, poorly consolidated sandy layers, pebble conglomerate cemented with calcite, white friable marl and evaporite.

7.2  District Geology

     The Tambo Grande deposits are hosted by the lower Mid-Cretaceous basalt-dominated Ereo Formation. Most of the understanding of the Ereo volcanic stratigraphy in the Tambo Grande district comes from exploration drill holes. This unit mainly comprises flow breccia units and is overlain and locally intercalated with an intermediate to felsic section consisting of andesite and lesser dacite flow and fragmental rocks. The dacitic deposits form dome complexes typically coincident with underlying basaltic highs. All massive sulphides found to date overlie tuffaceous dacite units within basins flanked by dacitic domes. Andesitic rocks overlie the felsic section as amygdaloidal lavas, flow breccias and debris flows. Basaltic pillow lavas and amygdaloidal flows cap the sequence.

     Locally derived heterolithic debris flow deposits are also present. They generally occur as fan-like deposits along fault scarps and formed in response to graben development. At TG-3 a sulphide fragment-bearing variant occurs proximal to thick sulphide accumulations.


Project No.:  L466A                                                  Section 7-3


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Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     Several varieties of intrusive rocks cut both the volcanic units and sulphide deposits. The intrusions probably occur as both dykes and sills. Mafic intrusions are more common than felsic or intermediate bodies.

     The structural setting of the district is dominated by oblique secondary and tertiary grabens with conjugate fault sets developed during the formation of the northeast-trending Lancones Basin rift. North-south to southeast chevron-shaped second-order basins host the favourable stratigraphy and all known sulphide accumulations. TG-1 fills a double-sided third-order basin within the confines of the secondary basin. TG-3 sulphides were deposited in a second-order basin.

7.3  TG-1 Deposit

     The TG-1 deposit is primarily underlain and flanked by porphyritic dactic rocks with minor intercalated basalt and andesite (see Figure 7.2). Portions of the deposit are underlain and flanked by amygdaloidal basalt. Heterolithic debris flows and conglomerates form fan-like deposits that are proximal to and underlie the sulphide deposits. Intercalated volcanics include amygdaloidal basalt flows, primarily in the southern portion of the deposit, and numerous felsic pyroclastic units in the north to north-central part of the deposit. Sedimentary deposits occur distally to the south of TG-1 and comprise 1 m to 3 m thick lutite layers that contain bedded sulphides. These units are intercalated with amygdaloidal andesite and basalt flows.

     The TG-1 deposit is hosted within a complex graben setting created from primary, secondary and tertiary structures. The main structural control is a north-south trending secondary graben approximately 1 km wide. Northwesterly trending secondary structures created a tertiary rift approximately 300 m to 400 m across. It is this latter feature that hosts the sulphide deposit. The thickness of this sub-basin, and consequently the sulphide thickness, was controlled by a set of northeast-trending cross faults that formed a complex stair-step floor to the sub-basin. While the sulphide deposit is apparently restricted to the tertiary northwest-trending rift, the overlying hypogene oxides have been demonstrated to extend beyond the confines of the basin.

     The TG-1 deposit contains an oxidized cap that forms a continuous unit overlying (and extending beyond) the TG-1 sulphide body. Parts of it crop out in the town of Tambogrande, where it forms the impressive gossan hill and several smaller outcrops, and in a new exposure caused by recent flooding of the Piura River along the west side of the deposit. In most areas, however, it is overlain by an average of 15 m of unconsolidated sand and gravel. This oxide zone is complex. It appears to be a mix of late-stage iron and barite-rich exhalative units and rhyolite tuff (see Figure 7.3). The cap likely represents the last phase of exhalative activity in the formation of the TG-1 deposit.


Project No.:  L466A                                                  Section 7-4


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 7.2: TG-1 Section 1385W, Looking Northwest (Tegart et al., 2000)

                               [GRAPHIC OMITTED]


Project No.:  L466A                                                  Section 7-5


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 7.3: Simplified Stratigraphic Column of the TG-1 Oxide Zone (Tegart et al., 2000)

                               [GRAPHIC OMITTED]


Project No.:  L466A                                                  Section 7-6


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Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     Alteration styles recognized at TG-1 are quartz/epidote zones in distal footwall and lateral rocks and sericite/quartz/lesser chloritic zones associated with footwall stockwork zones. Intermediate to felsic units internal to the deposit have undergone a strong acidic destruction, resulting in vuggy silica alteration. A pronounced wedge-like zone of argillic to silicic alteration occurs along the eastern and northeastern flanks of the sulphide deposit. Whole rock data reveal significant sodium depletion, and silica enrichment has occurred in both footwall and intercalated volcanic units.

     Late supergene weathering has affected the deposit. This has led to the development of a saprolitic clay-rich gossan, which typically caps the oxide stratigraphy at TG-1. Supergene weathering may or may not be responsible for the creation of the ferruginous siliceous rocks and other units commonly present between the baritic unit and the capping clay-rich gossan.

7.4  TG-3 Deposit

     The oldest units drilled in the TG-3 area are basaltic flows. These rocks are overlain by amygdaloidal andesites and cut and overlain by porphyritic dacite intrusive and extrusive rocks (see Figure 7.4). The sulphides are associated with the dacitic units. Sulphides were deposited simultaneously with dacite dome construction within marginal basins and on the flanks of the domes. Periods of quiescence in dome building allowed for sulphide deposition to extend laterally, resulting in the stacked mushroom shape in the south part of the TG-3 deposit. The sulphide accumulations were forced to grow vertically and reached significant thicknesses (+300 m). The end of TG-3 hydrothermal deposition was marked by andesitic volcanism that deposited a sequence of lava and debris flow deposits. Basalt flows cap the section.

     Thin lutite units with banded sulphides are present in the hangingwall stratigraphy at TG-3. These beds may correlate with those seen in holes to the south of TG-1. If so, they would suggest that TG-3 is older than TG-1.

     The structural setting at TG-3 is less well understood than that at TG-1. TG-3 appears to have developed in a less confined setting, controlled more by competition for space with eruptive rocks and debris flows than by rift-basin walls.

     Alteration at TG-3 includes extensive quartz-epidote alteration of distal footwall, lateral and hangingwall rocks. The footwall proximal to the sulphide deposit comprises stockwork-related sericitic and chloritic alteration and widespread silicification. Rocks at TG-3 have not been significantly subjected to oxidation, as is seen at TG-1.


Project No.:  L466A                                                  Section 7-7


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 7.4: TG-3 Deposit Long Section, Looking Northwest (Tegart et al., 2000)

                               [GRAPHIC OMITTED]


Project No.:  L466A                                                  Section 7-8


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 7.5:  B-5 Deposit Long Section, Looking Northeast


Project No.:  L466A                                                  Section 7-9

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

7.5  B-5 Deposit

     The B-5 deposit is a very large zoned sulphide mound that appears to be relatively undisturbed tectonically or metamorphically. The sulphides lie in a northwesterly oriented basin developed in basalt. At this early stage of drilling, it is difficult to define the dimensions of the sulphide mound, but it appears to be 500 m long in the northwest dimension and 400 m wide east-west. The thickest massive sulphide intersection occurred in Hole B-5-005 at the southern end of the anomaly, where 240 m were cut. Hole B-5-014 also intersected 240 m of massive sulphides in the east-central portion of the anomaly. The lower part of this intersection contained a stockwork copper zone in part replacing volcanic rocks.

     Geologically the B-5 deposit occurs in a similar Cretaceous stratigraphic sequence as TG-1 and TG-3. Basalt footwall rocks are cut and overlain by multistage dacite domes with franking massive sulphides. Hangingwall lithology is basalt. Approximately 380 m to 400 m of recent eolian sand and Tertiary volcanoclasitc rocks cover the Cretaceous section. One difference noted at B-5 is that sulphides lie directly on basaltic footwall rocks and not on dacite, as is seen at TG-1 and TG-3. The dacite domal rocks at B-5 flank the sulphides but do not appear to underlie them.

     The sulphide mound at B-5 is zoned with a barren pyrite core, flanking copper-zinc-silver-gold mineralization and basal copper replacement. Pyrite, chalcopyrite and sphalerite are the dominant sulphide minerals within the massive sulphide pile. Minor galena is also present. The host to silver has been identified as tetrahedrite. Although their distribution and quantity are not well understood, the secondary copper minerals covellite and chalcocite are also present. Principal gangue minerals are calcite and barite.

     Basal copper stockwork replacement at B-5 (see Figure 7.6) has affected the footwall rocks and to a lesser extent the lower portions of the sulphide pile, as is seen at TG-1 and TG-3. Intense pyrite and chalcopyrite replacement has created viartually complete massive sulphide replacement of footwall rocks within parts of the stockwork zone. From the limited data available, the intense replacement appears to be structurally controlled, most prominently northwesterly but perhaps along several other orientations as well.

     Alteration styles are similar to the other Tambo Grande deposits. Footwall patchy quartz-epidote alteration lies distal to the sulphides. B-5 has a large stockwork zone directly underlying the sulphide pile (see Figure 7.7). The stockwork zone is characterized by fracture-controlled to pervasive quartz-sericite alteration. Silicification is also common in footwall rocks. Dark chlorite has limited extent in the stockwork zone but is commonly associated with intense chalcopyrite replacement.


Project No.:  L466A                                                 Section 7-10


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Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     A stratiform gold deposit similar in geometry to TG-1 but different in mineralogy partially overlies the sulphides at B-5. Main components of the gold deposit are calcite, quartz and unidentified clay (with optical properties similar to biotite or chlorite), black fetid mud, ankerite, siderite, pyrrhotite, spheroidal or botryioidal pyrite (clearly different than the underlying crystalline pyrite associated with the massive sulphide) and lesser hematite and limonite. The zone has been intersected in only a few holes to date and averages about 5 m in thickness.

     Figure 7.6: High Grade Footwall Copper Replacement - Hole 00B-5-014, 593 m to 673 m

     [GRAPHIC OMITTED]



     Figure 7.7:  B-5 Deposit Long Section

     [GRAPHIC OMITTED]


Project No.:  L466A                                                 Section 7-11


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Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

8.0  DEPOSIT TYPES

     The Tambo Grande deposits are examples of volcanic-associated massive sulphide deposits (VMS). These are essentially pyritic massive sulphides with zones of chalcopyrite and sphalerite and are usually precious metal-bearing. These deposits occur within tectonically (growth fault) controlled volcanic or volcaniclastic basins in active volcanic regions associated with rifting environments (e.g., back-arc or intra-arc areas of an island arc system). Host rocks are typically mafic to intermediate volcanic rocks, felsic volcanic and volcaniclastic units, subaqueous fine- to coarse-grained epiclastic deposits and fine-grained marine sedimentary rocks (shales, mudstones, siltstones). Commonly the deposits are capped by an exhalative layer (iron formation, sulphate - barite, anhydrite, chert). The deposit form is massive to lensoidal and variable layered.

     Principal sulphide minerals are pyrite, sphalerite, chalcopyrite and galena. Common non-sulphide minerals are quartz, barite and carbonate. Mineralogic zoning is characteristic of these deposits, with cores of pyrite, basal zones of chalcopyrite-rich sulphides and marginal sphalerite/chalcopyrite-bearing sulphides. Some deposits may contain an upper zone of late-stage supergene copper enrichment.

     Alteration  is common and is  generally  adjacent to and below the sulphide
     deposits,   focussed   around   feeder   structures.   Stockwork   sulphide
     mineralization is commonly associated with these feeder systems.

     The genetic model for the Tambo Grande deposits consists of basins formed in a rifted marine continental margin. The basins are secondary grabens characterized by mafic volcanic horsts, felsic volcanic domes, flanking volcanic breccias, conglomerates adjacent to syn-volcanic faults and overlying heterolithic debris flows. Some of the deposits have a late-stage auriferous sulphate (barite) cap. Negligible post-mineral tectonism and magmatism has occurred, preserving original volcanic and mineralogic textures.


Project No.:  L466A                                                  Section 8-1


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

9.0  MINERALIZATION

9.1  TG-1 and TG-3 Sulphide Deposits

     The TG-1 and TG-3 massive sulphide deposits consist of 85% to 99% pyrite, up to 15% barite, on average 5% combined chalcopyrite and sphalerite, and small amounts of quartz and calcite. Sulphide minerals are found in zones, and the patterns are similar in both deposits (see Figures 7.2 and 7.4). In general, the deposits contain a base-metal-poor pyrite zone, a chalcopyrite-rich zone (called Type 3) and a chalcopyrite-sphalerite zone (called Type 2). The pyrite zone is found in the core of the deposits and at the top part of sulphides at TG-1, whereas the chalcopyrite zone occurs along the base and margins of the deposits. Disseminated magnetite is a significant constituent of the chalcopyrite-rich basal zone. The chalcopyrite-sphalerite zone is distributed around the pyrite core above the basal chalcopyrite and extends to the margins of the deposits on all sides. This mineral zone contains the major portion of the sulpho-salt mineralogy, principally as tennantite. A fourth mineralogical zone containing chalcocite, digenite, covelite and pyrite is present at TG-1 (called Type 1). It lies above the chalcopyrite-sphalerite zone and below the capping pyrite.

     Gangue mineralogy consists of barite, calcite and minor quartz. These occur as a matrix interstitial to pyrite grains and makes up to 20% of the rock. With depth at TG-3, calcite becomes more abundant and eventually dominant with depth, whereas at TG-1 the matrix shifts from barite to quartz dominant with depth.

     The sulphides at TG-1 and TG-3 exhibit a variety of textures, although massive crystalline sulphides are most common. Coarse-grained massive sulphides can have up to 5% pore space, probably formerly filled by a sulphate (anhydrite). The second most common texture within the sulphides is a distinctive brecciated type. This texture is caused by generally rounded sulphide fragments supported within a matrix of smaller sulphide fragments and barite. Fragments within these breccias can contain pyrite, chalcopyrite and sphalerite.

9.2  TG-1 Oxide Deposit

     Immediately overlying the massive sulphides and typically in sharp contact is a thin, up to 2 m thick unit composed of cherty or vuggy silica (exhalative) or unlithified silica sand. The zone is called the Transitional zone and is silver-rich, commonly containing in excess of 1,000 g/t of silver. Petrographic work has shown the presence of abundant native silver, argentite as well as the silver-mercury amalgam.

     Overlying the Transitional zone is the Oxide zone - a complex intercalation of felsic volcaniclastic material and barite sandstone and goethite-rich gossan. The barite sandstone ranges up to 15 m in thickness and is commonly friable. The gossan


Project No.:  L466A                                                  Section 9-1


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Tambo Grande Project                                           [GRAPHIC OMITTED]

     overlies the barite sandstone. The gold mineralization is found in the barite sandstone and the goethite-rich gossan, especially where barite is present. Petrographic study reveals that gold is associated with and typically encapsulated in barite grains.

9.3  B-5 Deposit

     The limited data indicate that the B-5 massive sulphide deposit displays the same sulphide mineral zoning as TG-1 and TG-3. The B-5 deposit contains a base-metal-poor pyrite core, a basal chalcopyrite-rich zone and a lateral chalcopyrite-sphalerite zone. The central top portion of the sulphides contains an overlying gold-silver zone. This zone spatially resembles the gold zone overlying the TG-1 sulphides and comprises botryoidal pyrite, calcite aggregates and massive sulphide clasts in a black carbonaceous mud matrix. It contains barite but in much less concentration than at TG-1.


Project No.:  L466A                                                  Section 9-2


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

10.0 EXPLORATION

     Manhattan's exploration program focussed on the systematic evaluation of gravity anomalies. These anomalies can represent massive sulphide deposits, and Manhattan used 3-dimentional modelling techniques to differentiate, analyze and prioritize their potential value as a target for exploration drilling. Since 1996, Manhattan has completed numerous gravity surveys at regional (500 m and 250 m separations) and detailed (50 m to 100 m separations) levels (see Figure 10.1).

     In addition to gravity surveys, airborne magnetic and electro-magnetic (EM-37) surveys were also instituted. The magnetic surveys, made at 200 m and locally 100 m separations, were useful in revealing areas underlain by magnetic footwall basaltic strata, which delineate regional structures (see Figure 10.2). EM work has been confined to the TG-3 area.

     During 2000, 41,800 m of diamond drilling were completed in 262 holes. Three new anomalies were tested. Including the TG-1 deposit, a total of nine gravity anomalies have been drilled since the start of the project. Of these nine, three are large, massive-sulphide deposit discoveries, three have sulphides present and need follow-up work, two have no sulphides but still need follow-up work, and only one has been eliminated. In addition, another 23 anomalies have yet to be tested, and almost one-third of Manhattan's property remains unexplored.

     Manhattan's exploration program in 2000 focussed primarily on in-fill drilling of the TG-1 deposit and drilling at the B-5 deposit. Exploration spending during 2000 was $7.9 million. Since 1999, Manhattan has invested more than $25 million in exploration and development in the region.


Project No.:  L466A                                                 Section 10-1


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 10.1:  Target Areas, Bouguer Gravity Contour Map


Project No.:  L466A                                                 Section 10-2

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 10.2:  Scale and Text from Total Fields Magnetic Intensity Map


Project No.:  L466A                                                 Section 10-3


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

11.0 DRILLING

     Most of the diamond drilling on the Tambo Grande Project was completed in 1999 and 2000 by Manhattan. Work concentrated on TG-1 and TG-3 delineation. A small program was executed on the B-5 deposit. Data for all deposits are shown by period in Table 11.1. Locations of these drill holes are shown in Figures 11.1 to 11.3. BRGM carried out a 21 drill hole program (3,435 m) from 1978 to 1980. These holes were twinned by Manhattan and not used for resource estimation.

     Table 11.1:  Drill Hole Statistics for TG-1, TG-3 and B-5 Deposits

     -------------------------------------------------------------------
     Deposit                             1999        2000       Total
     -------------------------------------------------------------------
     TG-1           # of drill holes        93        243         336
                    metres              10,300     30,120      40,420
     TG-3           # of drill holes        53        -            53
                    metres              20,180        -        20,180
     B-5            # of drill holes       -           14          14
                    metres                 -        8,180       8,180
     -------------------------------------------------------------------

     Drill hole collars were located relative to respective grids (at TG-1 partly governed by street layout), and final collar locations were surveyed. MRDI checked the surveyed coordinates of 10 drill holes with a Global Positioning System (GPS) device and found no discrepancies.

     The drill holes were down hole surveyed. Nearly all drilling was vertical. The initial test in most drill holes was done by a Tropari or Sperry Sun instrument. Further tests, taken generally every 100 m down the hole, were made with either an acid etch clinometer (4% hydrofluoric acid solution) for holes less than 200 m deep or a Tropari/Sperry Sun instrument for deeper drill holes. Deviation in almost all cases was minimal. MRDI checked the readings on 5% of the drill holes and found them to have been read correctly.

     Standard logging and sampling conventions were used to capture information from the drill core. These followed the procedures outlined in the On-Site Procedures Manual (see Appendix A). Logging is completed on hand-written logs and includes the following information: interval, zone, rock type, and sulphide type code; structural information; and alteration and mineralization observation. The recorded information was transferred into a custom-designed MS Access database. In addition, a graphic log was drawn next to the hand-written information. These graphic logs documented, through a set of defined patterns, symbols and colours, the zone, lithology, structure and mineralization types. The core was also logged for geotechnical information, following a formalized procedure outlined in the On-Site Procedures Manual (see Appendix A).


Project No.:  L466A                                                 Section 11-1


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 11.1:  TG-1 Drill Hole Collar Location Plan


Project No.:  L466A                                                 Section 11-2

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 11.2:  TG-3 Drill Hole Location Plan


Project No.:  L466A                                                 Section 11-3

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 11.3:  B-5 Drill Hole Location Plan


Project No.:  L466A                                                 Section 11-4

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     Prior to any sampling, all core was photographed, following protocols established in the On-Site Procedures Manual.

     During the 1999 and 2000 campaigns, MRDI representatives, led by Brian McEwen, P.Geo., reviewed the core logging and sampling procedures at site. Core recovery was observed to be good to excellent in the various zones. The Transition zone at TG-1 had the poorest recovery. (Recovery versus grade analyses by MRDI showed no apparent correlation between metal grade and core recovery.) Overall the 1999 and 2000 drill programs and data capture were conducted in a competent manner.


Project No.:  L466A                                                 Section 11-5

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

12.0 SAMPLING METHOD AND APPROACH

     The sampling protocol and overall quality assurance and quality control procedures for the Tambo Grande Project were documented in detail in the On-site Procedures Manual (Revision 1, January 2000) included in Appendix
     A. The core was systematically sampled at 1 m intervals. Sampling in mineralized sections was bracketed by at least 1 m long samples. This approach is sound and is appropriate for this type of mineralization.

     The samples were tagged and then split in half using a diamond core saw. One half was returned to the core box and other bagged, tagged and secured. Standard, duplicate and blank samples were then inserted into each batch submitted to the lab (1 in 20 for duplicates, 1 in 40 for blank and standards).

     These procedures were observed by Brian McEwen, P.Geo., during the drilling program. The sample preparation was done according to the documented procedures in clean and well-maintained facilities. The sampling process was deemed satisfactory for the 1999 and 2000 drill campaigns.

     Lists of significant composited assays for the TG-1 oxide, TG-1 sulphide, TG-3 and B-5 deposits of the Tambo Grande Project are shown in Appendix B. Only values greater than 0.5% copper or 0.5% zinc for sulphide zone samples and greater than 1 g/t gold for oxide zone samples were tabulated.


Project No.:  L466A                                                 Section 12-1

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

13.0 SAMPLE PREPARATION, ANALYSES AND SECURITY

     The quality assurance and quality control program is described in detail in the On-Site Procedures Manual in Appendix A. The procedure used is shown as a flow sheet in Figure 13.1. To control the process, blanks (material with nil value) and standard reference material (standard or SRM) were inserted into each batch. Coarse blanks were used to check for the presence of contamination in both sample preparation and assaying. Analytical results from the standards were used to evaluate laboratory accuracy and precision. Coarse reject duplicates were used to evaluate the sample preparation performance. Pulp check assay duplicates provided a measure of the accuracy of the initial determination performed by the primary laboratory and an estimate of the analytical variance and pulp sub-sampling variance.

     The core samples were jaw crushed and screened to better than 75% minus 10 mesh. The crushed sample was then reduced by riffle splitting to a 250 g sample, bagged and labelled. These steps were done at an on-site preparation facility. The remaining reject was bagged and stored at site. The samples were then sent to Intertek Testing Services (Bondar Clegg) in Vancouver, British Columbia. The 250 g samples were pulverized to greater than 95% minus 200 mesh (oxide samples) or minus 150 mesh (sulphide samples) and analyzed by atomic absorption analysis with a multi-acid digestion. Gold in the oxide zone was analyzed by fire assay using a 30 g sub-sample. Additionally, if a base metal (copper, zinc or lead) value exceeded 15%, the sample was re-tested by wet chemical methods.


Project No.:  L466A                                                 Section 13-1

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 13.1:  QA/QC Sample Preparation Flowsheet

                               [GRAPHIC OMITTED]


13.1 Standard Reference Material

     A standard was submitted with every batch of sulphide samples. There were two standards for copper and one standard for zinc. Graphs showing the performance of the sulphide standards are shown in Figures 13.2 to 13.4. The performance of the assaying was good and showed that the assay process was in control for the drill program in all sulphide grade ranges.


Project No.:  L466A                                                 Section 13-2

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 13.2: Myra Falls Sulphide Standard - Copper

                                [GRAPHIC OMITTED]


Figure 13.3: TG-1-SU2B Sulphide Standard - Copper

                                [GRAPHIC OMITTED]


Project No.:  L466A                                                 Section 13-3

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 13.4: Myra Falls Sulphide Standard - Zinc

                                [GRAPHIC OMITTED]

     A gold and silver standard was inserted in every batch of oxide samples assayed. Two standards were used. Gold results fell within the control limits for both standards (see Figures 13.5 and 13.6). Silver assays from both standards were more erratic (see Figure 13.7). Results shows scatter around the accepted value but within wider control limits. Silver often shows this kind of behaviour for two reasons: the standard material is usually developed for gold, and the silver may not be as homogeneous as the gold; and the fire assay process is usually tuned to gold so that some of the silver may be volatilized during assaying. MRDI believes the oxide gold and silver results demonstrate sufficient accuracy for use in resource estimation.


Project No.:  L466A                                                 Section 13-4

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 13.5: CDN-GS2 Oxide Standard - Gold

                                [GRAPHIC OMITTED]


Figure 13.6: TG-1-SDBA Oxide Standard - Gold

                                [GRAPHIC OMITTED]


Project No.:  L466A                                                 Section 13-5

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 13.7: TG-1-SDBA Oxide Standard - Silver

                               [GRAPHIC OMITTED]

13.2 Pulp Duplicate Assays

     Results of the sulphide pulp duplicate assays are shown in Figures 13.8 and
     13.9. Performance was 95% within +/- 10% for copper values greater than 0.1% Cu and 90% within +/- 10% for zinc values greater than 0.2% Zn. MRDI considers that the sulphide duplicate program performed well and indicates good reproducibility of the copper and zinc values.

     Results of the oxide pulp duplicate assays are displayed in relative difference charts in Figures 13.10 and 13.11. Performance was 80% within +/- 10% for both gold and silver values greater than 0.3 Au g/t and 10 Ag g/t, respectively. Both the gold and silver check assays of pulp material scatter around the "original equal check" line on the scatter plot suggest that the assays are unbiased, but more than 10% fall outside the relative difference limits of 10%. The results suggest that particles of coarser gold may be present. While the assaying process is likely under control, some sampling error is contributing to the lack of correspondence in the check assays. Nonetheless, MRDI believes the assays are still adequately controlled for resource estimation for the Tambo Grande Project.


Project No.:  L466A                                                 Section 13-6

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 13.8: Sulphide Pulp Duplicates - Copper (>0.1%)

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]


Project No.:  L466A                                                 Section 13-7

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 13.9: Sulphide Pulp Duplicates - Zinc (>0.2%)

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]


Project No.:  L466A                                                 Section 13-8

Figure 13.10: Oxide Pulp Duplicates - Gold (>0.3 g/t)

                               [GRAPHIC OMITTED]
                               [GRAPHIC OMITTED]


Project No.:  L466A                                                 Section 13-9

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 13.11: Oxide Pulp Duplicates - Silver (>10.0 g/t)

                                [GRAPHIC OMITTED]
                                [GRAPHIC OMITTED]


Project No.:  L466A                                                Section 13-10

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

13.3 Coarse Reject Duplicate Assays

     The coarse reject duplicate assays are shown in Figures 13.12 to 13.15. Results show good performance of the coarse reject check assays, which is attributed to the fineness of the ground rejects (the rejects typically consisted of near 90% passing 100 mesh). MRDI deems that the sample preparation is validated for this program.

13.4 Core Recovery in Mineralized Zones

     Scatter plot analysis of core recovery versus either gold or silver grade in the oxide zone shows very little relationship between the two. There may be a slight tendency for higher grades to be associated with better core recovery. In the sulphide zone there is no apparent correlation between copper or zinc grade and core recovery. MRDI believes that the estimated grade in the model will not be affected by core recovery in either of the zones.

     MRDI concludes that the quality assurance and control programs for the Tambo Grande Project were well designed and executed. The results show that all stages of the preparation and analytical process were in control and validate the assay values obtained from the 1999 and 2000 drilling.

Figure 13.12: Sulphide Coarse Reject Duplicates - Copper (>0.01%)

                                [GRAPHIC OMITTED]


Project No.:  L466A                                                Section 13-11

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 13.13: Sulphide Coarse Reject Duplicates - Zinc (>0.01%)

                                [GRAPHIC OMITTED]


Figure 13.14: Oxide Coarse Reject Duplicates - Gold (>0.01 g/t)

                               [GRAPHIC OMITTED]


Project No.:  L466A                                                Section 13-12

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Figure 13.15: Oxide Coarse Reject Duplicates - Silver (>0.7 g/t)

                                [GRAPHIC OMITTED]


Project No.:  L466A                                                Section 13-13

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

14.0 DATA VERIFICATION

     As a test of data integrity, the data used for estimating the 2000 Tambo Grande mineral resources were checked. MRDI conducted a 5% check of randomly chosen drill holes. Copper, zinc, lead, gold and silver data were checked against original assay certificates. Collar coordinates were checked against the original survey forms.

     Results from the data checks showed a near zero error rate. MRDI concludes that the assay and survey database used for resource estimation is clean.


Project No.:  L466A                                                 Section 14-1

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

15.0 ADJACENT PROPERTIES

     Adjacent properties are not relevant for the review of the Tambo Grande Project.


Project No.:  L466A                                                 Section 15-1

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Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

16.0 MINERAL PROCESSING AND METALLURGICAL TESTING

     The TG-1 ore body consists of an oxidized cap that will initially be exploited for gold and silver and forms a continuous unit overlying (and extending beyond) a copper-zinc-silver-gold volcanogenic massive sulphide ore body. The oxide and sulphide metallurgy of the various TG-1 ore types was assessed in two main phases of testwork, under the supervision of MRDI personnel. This testwork was conducted at the following laboratories:

     o Lakefield Research (Lakefield) in Ontario - oxide leach, sulphide flotation and sulphide ferric leach testwork
     o Process Research Associates (PRA) in Vancouver, B.C. - oxide and transition leach, sulphide flotation and pressure leach testwork.
     o    Vancouver Petrographics Ltd., Vancouver, B.C. - mineralogical analysis
     o G&T Metallurgical Services (G&T) in Kamloops, B.C. - sulphide flotation, speciation and modal analysis
     o Advanced Mineral Technology Laboratory (Amtel) in London, Ontario - mineralogical analysis
     o MinnovEx Inc. (MinnovEx) in Mississauga, Ontario - SAG mill and Ball mill index work.

     MRDI reviewed the metallurgical testwork reports that support the Mineral Reserve classification of the TG-1 deposit.

     The first phase of metallurgical testwork on oxide and sulphide samples was conducted between November 1999 and September 2000 and forms the basis of the September 2000 Progress Report reserve estimate and recovery projections used in this Technical Report. There are three main ore types in the sulphide deposit. Type 3 ore responded well to conventional flotation. However, based on modal analysis and industry experience with similar types of ore, the metallurgy of the Type 1 and Type 2 ores did not meet expectations in the phase 1 testwork. The precious metal recovery to copper concentrate also required optimization. Further work was recommended, particularly to optimize the metallurgy of Type 1 and Type 2 ores, plus some additional confirmation testing of Type 3 ore.

     In December 2000 sulphide metallurgy projections were updated because of improvements established in a second phase of flotation studies conducted between September and December 2000. Using freshly prepared samples and a simplified flowsheet procedure, copper metallurgy and recoveries improved. A preliminary feasibility sulphide flotation flowsheet was also established.

     To verify these new metallurgical projections and develop the final feasibility study concentrate recovery and grades, additional feasibility sampling and flowsheet


Project No.:  L466A                                                 Section 16-1


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Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     confirmation testwork was recommended. This work program was initiated in January 2001 and was halted following the temporary suspension of feasibility work. Recently, Lakefield Research undertook an analysis of the quality of stored samples. This study indicated that the samples have oxidized in storage, and it will be necessary to conduct a further sampling campaign if additional metallurgical testing is necessary.

     Testwork has been carried out on drill core composites of the various ore types from the TG-1 deposit. The samples were selected and composited according to the ore types identified by Manhattan's geologists and used in MRDI's resource calculations.

     The grades of the various samples collected are in reasonable agreement with the preliminary block model grade estimates of the TG-1 deposit. The metallurgical sample locations have been well documented by Manhattan, and the spatial coverage of the ore types in the TG-1 deposit represented by these samples is regarded as reasonable. MRDI recommended some minor additional sampling to finalize the feasibility testwork and improve in-fill sulphide sample coverage to the north of the deposit. However, due to the limited nature of this sampling and the current understanding of the deposit mineralogy and metallurgy, the results of this testwork are unlikely to materially affect overall recovery projections.

     There are two main metallurgical types in the oxide deposit:

     o    90% oxide Au-Ag ore
          -    60% as siliceous gossan
          -    30% as baritic sandstone

     o    10% transition high-grade Au-Ag ore.

     Mineralogical analysis and cyanidation leach testwork was conducted on all these ore types. Projections of gold and silver leach recoveries from the oxide and transition ores are based on test results from two laboratory batch test programs. This has allowed a reasonable estimate to be made of the likely metallurgical performance and reagent consumptions using the selected cyanide leach feasibility flowsheets.

     The flowsheet for oxide ore is presented in Appendix D. SAG and ball milling will be used to grind the ore to 80% passing 40 um. The milled product will be thickened and subjected to conventional leaching in cyanide. The pregnant solution will then be separated from the barren tailings using countercurrent decantation. Cyanide destruction on the tailings stream, using the SO2/air technique, will also be incorporated into the flowsheet. Pregnant solution will be clarified and de-aerated in a conventional Merrill-Crowe circuit and the precious metals recovered from solution by zinc precipitation. The precious metal sludge will be upgraded to produce a gold/silver-bearing dore for shipment to a refinery.


Project No.:  L466A                                                 Section 16-2


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     With the exception of some minor operating parameters and technical issues, metallurgical testwork of the oxide and transition ores is complete to a level required for feasibility assessment.

     Projections of gold and silver leach recoveries from the TG-1 oxide ore appear reasonable and are based on an appropriate level of feasibility testwork. Based on this testwork, anticipated recoveries are as shown in Table 16.1.

     Table 16.1:  Mineral Reserve Recoveries, Oxide Ore

     ---------------------------------------------------------------
                                 Gold (%)           Silver (%)
     ===============================================================
     Oxide Ore                      90                 61.8
     ---------------------------------------------------------------

     These estimates include an estimated 1.5% loss in precious metal recovery due to countercurrent decantation and zinc precipitation inefficiencies.

     The TG-1 sulphide ores are volcanogenic massive sulphides containing more than 80% sulphide minerals. All the ores contain pyrite as the primary constituent. There are three sulphide ore types:

     o Type 1 contains on average 2.1% copper (80% of which is secondary copper minerals chalcocite and covellite).

     o Type 2 contains on average 1.1% copper (90% as chalcopyrite) and 2.1% zinc (as sphalerite).

     o    Type 3 contains on average1.8% copper (as chalcopyrite).

     Modal analysis and open-circuit and locked-cycle flotation testwork were conducted on the three types of sulphide ore. Some of the Type 1 and Type 2 samples used in the phase 1 testing exhibited signs of aging, and MRDI regards the performance projections used in the current September 2000 reserve to be conservative relative to the updated phase 2 projections. The phase 2 testwork used fresh Type 1 and Type 2 ore samples and modified procedures, and permitted a more reliable estimate of the likely metallurgical performance of these ores. The modified flowsheet procedure was also more consistent with the intended feasibility flowsheet and included improvements in the reagent suite and concentrate regrind practice. Despite these improvements, mineralogical evidence and an as-yet unoptimized reagent suite suggest that the potential of these ores has not been fully realized. MRDI expect that the additional testwork will support this. A hydrometallurgical alternative to flotation for Type 1 ore, which is high in secondary copper sulphides, was also assessed, but a comparison study showed that flotation was more economic for processing this ore.


Project No.:  L466A                                                 Section 16-3

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     The Type 3 ore copper mineralization is predominantly chalcopyrite and yielded consistently good flotation metallurgy.

     In most instances, the assays obtained for concentrate minor element analysis related to earlier non-optimized testwork. This work indicated that the copper concentrates produced from Type 1 and Type 2 ore may be subject to minor penalties for arsenic, antimony and selenium, and possibly Type 2 for the sum of its lead and zinc content. Nevertheless, the concentrates are not expected to contain deleterious elements in sufficient quantities to attract significant smelter penalties. Copper concentrate produced from Type 3 ore is unlikely to contain any deleterious elements. The copper concentrates are expected to yield a small precious metal credit. Provision has therefore been made in the smelter schedule terms for a minor penalty and a small precious metal credit. MRDI deems this to be reasonable.

     The flowsheets for processing sulphide ore are presented in Appendix D. Copper and zinc concentrates will be produced by flotation. All ore types are fine-grained, requiring a primary grind of 80% passing 45 um to achieve adequate liberation for rougher flotation. Two parallel lines of grinding and copper flotation will be utilized. This configuration is consistent with the TG-1 mining sequence and the production of Type 1 ore, which requires separate processing to optimize its copper metallurgy. A single mill line will also be equipped with a zinc circuit to process Type 2 ore. When Type 3 ore is processed the zinc circuit will be by-passed.

     The TG-1 sulphide recoveries and concentrate grades used in the Mineral Reserve Estimate are shown in Table 16.2, and the projected recoveries and concentrate grades are shown in Table 16.3. While the latter figures are to be confirmed in the final testwork, they generally show improvement over the values used in the Mineral Reserve Estimate.

     Table 16.2:  Mineral  Reserve  Classification  Recoveries  and  Concentrate
                  Grades, Sulphide Ore

     ---------------------------------------------------------------------------
                          Copper (%)                        Zinc (%)
                ----------------------------------------------------------------
     Ore Type    Recovery        Concentrate      Recovery        Concentrate
                                    Grade                            Grade
     ===========================================================================
     Type 1         60               24               -                -
     Type 2         62               24              74               52
     Type 2         87               27               -                -
     ---------------------------------------------------------------------------


Project No.:  L466A                                                 Section 16-4

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]


     Table 16.3: Projected Recoveries and Concentrate Grades, Sulphide Ore

     ---------------------------------------------------------------------------
                            Copper (%)                      Zinc (%)
                 ---------------------------------------------------------------
      Ore Type     Recovery        Concentrate    Recovery        Concentrate
                                      Grade                          Grade
     ===========================================================================
      Type 1          73               24             -                -
      Type 2          71               26            76               52
      Type 2          87               27             -                -
     ---------------------------------------------------------------------------

     The projected improvement in Type 1 and Type 2 metallurgy is based on improvements achieved in a second phase of metallurgical testwork carried out after the September 2000 Mineral Reserve Classification Progress Report. The new projections are reasonable and consistent with the testwork. Key to the improved metallurgy during the period September 2000 to December 2000 was the use of fresh samples and a modified flowsheet procedure. Despite these improvements there is evidence that the potential of all these ores has not yet been fully optimized. MRDI expects that additional testwork will confirm this.


Project No.:  L466A                                                 Section 16-5

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

17.0 MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

     The Mineral Resource and Mineral Reserve estimates for the TG-1 and TG-3 deposits were calculated under the direction of Stephen Juras, P.Geo., in 1999 and 2000. The estimates were made from 3-dimensional block models utilizing commercial mine planning software (Gemcom(R) and MineSite(R)).

17.1 Geologic Models

     Tambo Grande deposits TG-1 and TG-3 were modelled separately. The TG-1 model origin, in UTM coordinates, was 574,000 m East, 9,453,000 m North and 100 m elevation. Block size for TG-1 model was 5 m East, 5 m North and 2.5 m elevation for the oxide zone, 5 m elevation for the sulphide zone. The
     TG-1 model was rotated 62(degree) anti-clockwise relative to UTM coordinates. The TG-3 model origin was 572,700 m East, 9,452,500 m North and 100 m elevation. Block size was 10 m in all three directions. This model was not rotated.

     The grade modelling philosophy was based on using geologic features to control the extent of interpolation. Mineralized envelopes were developed on oblique sections in two directions and checked in plan. The criteria for constructing the envelopes were the zone contact (oxide, transition, sulphide and stockwork), the main sulphide mineral zones (pyrite, chalcopyrite/pyrite, sphalerite/chalcopyrite/pyrite, secondary copper) and internal waste rock zones (volcaniclastic layers and mafic dikes). MRDI reviewed the shapes and found them to be properly constructed. The east-west oblique interpretations were used to construct solids for modelling.

     MRDI examined the assay data defined by the mineralized envelopes using histograms, probability plots and contact profiles. Results show that distributions in the oxide zone do not support using internal rock types as individual estimating domains. The same conclusion was reached for copper distribution in the sulphide zones. The distribution of zinc was distinct to the sphalerite/chalcopyrite/pyrite zone and supported treating it as a separate estimating domain.

     The final resource model did not use internal domains for metal in the oxide zone or for copper in the sulphide zone, but did have distinct zones for zinc. However, domains respecting the morphology of the TG-1 sulphide body were made (for search ellipse orientation only) at zones called North (model rows 1 to 72), Central (model rows 73 to 127) and South (model rows 128 to 300). MRDI found this approach to be sound for estimating grade in these deposit types.

     The assays were grouped into 2 m down-hole composites for the sulphide, oxide and stockwork domains. The compositing honoured the geology domains by breaking the composites on the domain code values. The composite length for the TG-1 transition zone or domain was 0.5 m. This length was chosen because length weighting of the


Project No.:  L466A                                                 Section 17-1

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     composites is not an option in Gemcom(R), which treats all composites as point data. To minimize potential bias of variable length composites treated as equal length in thin units with variable thicknesses, a shorter composite length was chosen. MRDI found minimal bias in the 0.5 m composite values in the transition zone. Overall MRDI reviewed the compositing process and found it to have performed correctly.

     MRDI conducted spatial analyses of gold, silver, copper and zinc in the various zones in TG-1 and, because of much lower data density, a preliminary analysis on TG-3. Nugget effects are relatively low for gold and silver in the oxide and transition zones of TG-1. The patterns of anisotropy are consistent with the nature of this mineralization in the respective zones. Copper and zinc results in the sulphide zone show low to moderate nugget effects. The patterns of anisotropy are again consistent with what is known about the geology of this zone.

     Extreme high-grade metal values were examined in the TG-1 zones to assess the risk of achieving the predicted annual metal grade during production. MRDI conducted a Monte Carlo analysis for gold and silver in the oxide and transition zone and for copper and zinc in the sulphide zone. The analysis for the oxide zone values showed low risk associated with higher gold and silver values. Capping within the oxide zone was at 30 g/t for gold and 3,000 g/t for silver. The risk for these two metals in the transition zone is high, however; a capping strategy was therefore adopted whereby assays were capped at 40 g/t for gold values and 4,000 g/t for silver values. Results for the base metals in the sulphide zone showed low risk associated with higher grades. Cap grades were set accordingly at 9% Cu and 8% Zn. No capping analysis was done for the TG-3 deposit.

     Bulk density data were obtained from measurements done by Manhattan at its Piura facilities. Two methods were employed, immersion in water with no coating, and immersion in water with polyethylene coating. Overall, samples were measured every 2 m in the oxide zone, every 20 m in sulphides and one measurement for each major, non-massive sulphide lithology per drill hole. Procedures and results have been validated by inspection at site by Brian McEwen, P.Geol., and through independent bulk density determinations performed by Intertek Testing Services (Bonder Clegg). Average bulk density values were calculated for each mineralization type and assigned accordingly in the resource model. The bulk density of the TG-1 oxide zone was more variable and was determined through a kriging and nearest-neighbour interpolation.

17.2 Interpolation Plans

     TG-1

     Each TG-1 grade model had a unique variogram, which was used for all interpolation except stockwork zone. The variogram parameters are shown in Table 17.1. Interpolation was done by ordinary kriging and nearest-neighbour methods. Search


Project No.:  L466A                                                 Section 17-2

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     ellipse  dimensions  and the number of  composites  used are shown in Table
     17.2. MRDI inspected the variograms and interpolation parameters and found them to be acceptable for grade interpolation at TG-1.

     TG-3

     TG-3 grades were interpolated by MRDI using inverse distance weighting to the third power. Interpolation parameters used are shown in Table 17.2.

Table 17.1: TG-1 Variogram Summary

-------------------------------------------------------------------------------------------------------------------------
                  Nugget     C1       C2     Structure              RH Rotation About                   Range Along
                                                        ------------------------------------------- ---------------------
                                                         Z Axis    Y Axis     Z Axis     Z Axis       Y Axis    X Axis
=========================================================================================================================
Oxide Zone
Bulk Density       0.484    0.384   0.132    Spherical      -86      -75         95        51.0          15.6     145.6
                                             Spherical      -25       12         56       109.5        3494.9     372.4
Silver             0.293    0.545   0.163    Spherical     -116       87         93        43.2          12.6      69.9
                                             Spherical       24       -4        -43       369.9         399.8    2183.0
Gold               0.226    0.542   0.233    Spherical        7      -24         76         8.8          36.6       6.3
                                             Spherical       36        2          2        26.0        2869.9     591.7
..........................................................................................................................
Transition Zone
Silver             0.250    0.600   0.150    Spherical      -50        0          0         2.0           42.0     75.0
                                             Spherical      -44        0          0         5.0          100.0     40.0
Gold               0.440    0.560            Spherical     -180        0          0         5.0          100.0    100.0
..........................................................................................................................
Sulphide Zone
Copper             0.272    0.497   0.230    Spherical       10       -60          3        13.9          20.8      89.1
                                             Spherical       -3        87          5       170.3         691.5      55.5
Zinc               0.297    0.471   0.232    Spherical       12        -7         -3        43.5          59.5      29.5
                                             Spherical       33        17         61        63.3         260.2     249.9
..........................................................................................................................
Stockwork Zone
Copper             0.088    0.583   0.329    Spherical      -33        35         53         9.0          35.0      69.0
                                             Spherical       -2       -27         57        82.0         520.0      94.0
-------------------------------------------------------------------------------------------------------------------------


Project No.:  L466A                                                 Section 17-3

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 17.2: Interpolation Parameters for TG-1 and TG-3

-------------------------------------------------------------------------------------------------------------------
                            No. of Composites per Block                         Search Ellipse
                         ----------------------------------- ------------------------------------------------------
Zone                        Max       Min        Per DH       Y (m)     X (m)     Z (m)     Rot1    Rot2     Rot3
===================================================================================================================
TG-1
Oxide Zone
First Pass                   8         3            2           40        40        5        0        0       0
Second Pass                  6         2            2           75        75        25       0        0       0
....................................................................................................................
Bulk Density
First Pass-OK                8         3            2           40        40        5        0        0       0
Second Pass-NN               1         1            1          150       150        25       0        0       0
-------------------------------------------------------------------------------------------------------------------
Transition Zone
First Pass                  24         8            6           40        40        20       0        0       0
Second Pass                 24         5            6          105       105        20       0        0       0
....................................................................................................................
Bulk Density
First Pass-OK                8         3            2           70        70        5        0        0       0
Second Pass-NN               1         1            1          140       140        10       0        0       0
-------------------------------------------------------------------------------------------------------------------
Sulphide Zone
Cu Model
South                        8         3            2          125        85        40       90      20       0
Central                      8         3            2          125        85        40       90       8       0
North                        8         3            2          125        85        40       90      -30      0
....................................................................................................................
Zn Model
South                        8         3            2          125        85        40       90      20       0
Central                      8         3            2          125        85        40       90       8       0
Central 2                    8         3            2          125        85        40       90      -40      0
North                        8         3            2          125        85        40       90      -30      0
-------------------------------------------------------------------------------------------------------------------
Stockwork Zone
First Pass                  10         3            2           40        40        10       0       -10      0
Second Pass                 10         3            2          120       120        40       0       -10      0
===================================================================================================================
TG-3
First Pass                  12         1          none          75        75        10       0        0       0
Second Pass                 12         1            3          300       300        50       0        0       0
-------------------------------------------------------------------------------------------------------------------

Notes: Rot1, Rot2, Rot3 are rotation angles based on  Gemcom(R)convention.  OK -
       Ordinary Kriging Interpolation, NN - Nearest Neighbour Interpolation.

17.3 Model Validation

     MRDI completed a detailed review of the TG-1 resource block models. All models were checked for proper coding of drill hole intervals and block model cells, in both section and plan. Coding was found to be properly done. Metal grade interpolation was examined relative to drill hole composite values by inspecting sections and plans. The checks showed good agreement between drill hole composite values and model


Project No.:  L466A                                                 Section 17-4

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     cell values. Examples of representative sections and plans containing block model metal grades, drill hole composite metal values and zone outlines are included in Appendix C.

     MRDI also checked the block model estimates for global bias by comparing the average metal grades (with no cut-off) from the model (ordinary kriging) with means from nearest-neighbour estimates. (The nearest-neighbour estimator produces a theoretically unbiased estimate of the average value when no cut-off grade is imposed and is a good basis for checking the performance of different estimation methods.) Results show no evidence of bias in the estimate.

     MRDI also checked for local trends in the grade estimates. This was done for the metal grades by plotting the results from the nearest-neighbour estimate versus the kriged results bench by bench. The kriged estimates should be smoother than the nearest-neighbour estimate, thus the nearest-neighbour estimate should fluctuate around the kriged estimate on the plot. Results show no significant trends in any of the metals in any of the zones.

17.4 Resource and Reserve Classification and Summaries

     The mineralization of the Tambo Grande Project as of December 31, 2000, is classified as Mineral Resource and Mineral Reserve for the TG-1 deposit and as Mineral Resource for the TG-3 deposit. Summaries are shown in Table
     17.3. The TG-1 category of Indicated Mineral Resources is supported by the present drilling grid. The drill spacing is a nominal 35 m on section and between sections. Geologic and grade continuity is also demonstrated for this level of resource classification. The model was classified by a proximity to composite protocol. Blocks containing an estimate with two or more samples from different drill holes within 27 m or with one sample within 9 m were classified as Indicated Mineral Resources. The TG-3 resource was deemed to belong entirely within the Inferred Mineral Resources category. The classification logic used at Tambo Grande is consistent with CIM definitions referred to in National Instrument 43-101.


Project No.:  L466A                                                 Section 17-5

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

Table 17.3: Mineral Resource and Mineral Reserve Summary

-------------------------------------------------------------------------------------------------------------------
                                                                                         Grade
                                                                      ---------------------------------------------
                                                                         Copper       Zinc      Gold      Silver
                                                          Tonnes          (%)         (%)      (g/t)      (g/t)
===================================================================================================================
TG-1 Gold Deposit
Mineral Resources
Indicated Mineral Resources (a)                            8,081,000       -           -        3.7         70
Inferred Mineral Resources                                   669,000       -           -        3.7         75
Mineral Reserves                                                           -           -
Probable Mineral Reserves (b)                              8,056,000       -           -        3.5         67
....................................................................................................................
TG-1 Sulphide Deposit
Mineral Resources
Indicated Mineral Resources (c)
   Type 1                                                 14,500,000      2.2         0.2       0.6         29
   Type 2                                                 23,400,000      1.0         2.1       0.7         36
   Type 3                                                 11,200,000      2.1         0.2       0.3         16
   Stockwork                                               1,400,000      1.6          -         -          -
Total Indicated Mineral Resources                         50,500,000      1.6         1.1       0.6         28
Inferred Mineral Resources
   Type 1                                                  1,200,000      2.0         0.4       0.6         30
   Type 2                                                  2,500,000      1.0         2.2       0.6         32
   Type 3                                                  1,600,000      1.7         0.3       0.3         13
   Stockwork                                                 200,000      1.3          -         -          -
Total Inferred Mineral Resources                           5,500,000      1.4         1.1       0.5         25
Mineral Reserves
Probable Mineral Reserves (d)
   Type 1                                                 15,100,000      2.1         0.1       0.6         26
   Type 2                                                 21,600,000      1.1         2.1       0.7         34
   Type 3                                                 11,100,000      1.8         0.1       0.3         13
   Stockwork                                               1,400,000      1.3          -         -          -
Total Probable Mineral Reserves                           49,200,000      1.6         1.0       0.6         26
....................................................................................................................
TG-3 Sulphide Deposit
Inferred Mineral Resources (e)                            82,000,000      1.0         1.4       0.8         25
-------------------------------------------------------------------------------------------------------------------

(a) The resource was calculated based on a cut-off grade of 1.0 g/t gold. High values were cut to 40 g/t gold and 4,000 g/t silver.
(b) The reserve was calculated on a Net Smelter Return (NSR) cut-off of $8.53, which covers processing, and general and administrative costs. The reserves incorporate 95,000 t of external dilution taken at zero grade. The open pit design shows that the deposit can be mined at a strip ratio of 1.9:1 (waste:ore). The Mineral Reserves are contained within the Mineral Resources.
(c) The resource was calculated using a cut-off grade of 0.75% Cu Equivalent. High assays have been cut to 9.0% copper and 8.0% zinc.
(d) The reserve were calculated on variable NSR cut-offs (Type 1 = $4.75, Type 2 = $5.97, Type 3 and Stockwork = $4.60), which covers processing, and general and administrative costs. The reserves incorporate 200,000 t of external dilution and 400,000 t of internal dike dilution, both taken at zero grade. The open pit design shows that the deposit can be mined at a strip ratio of 1.2:1 (waste:ore). The Mineral Reserves are contained within the Mineral Resources.
(e) The resource was calculated using a cut-off grade of 0.5% copper equivalent. No cutting factor was applied.


Project No.:  L466A                                                 Section 17-6

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     The TG-1 deposit has been envisioned as a conventional truck/shovel operation. Forecast production is 7,500 t/d mill feed from the oxide and transitional deposits followed by 15,000 t/d mill feed from the sulphide deposit. MRDI created a value model of the TG-1 deposit based on the input parameters shown in Tables 17.4 to 17.6.

     Table 17.4: Metal Prices ($)

     --------------------------------
      Metal                 Price
     ================================
      Gold                 300 /oz
      Silver              5.00 /oz
      Copper              0.90 /lb
      Zinc                0.55 /lb
     --------------------------------

     Table 17.5: Metallurgical Recovery (%)

     -----------------------------------------------------------------------------------------
                                          Zone 1      Zone 2               Zone 3
     Metal       Oxide    Transition     Sulphide    Sulphide      Sulphide and Stockwork
     =========================================================================================
     Gold          92         90            0            0                    0
     Silver        60         88            0            0                    0
     Copper       N/A         N/A           60          62                   87
     Zinc         N/A         N/A          N/A          74                   N/A
     -----------------------------------------------------------------------------------------

     Table 17.6: Concentrate Grade (% Cu, % Zn)

     -----------------------------------------------------
                      Zone 1         Zone 2        Zone 3
     Metal           Sulphide       Sulphide      Sulphide
     =====================================================
     Copper             24             24            27
     Zinc               N/A            52           N/A
     -----------------------------------------------------

     No recoveries were placed against the lead, gold and silver within the sulphide zones.

     Recovery and concentrate parameters were taken from initial metallurgical testwork. Metal prices were developed through discussions between MRDI and Manhattan and were consistent with current practice. MRDI considers the metal prices to be reasonable and within market parameters.

     Dilution has been applied both internally and externally for all the different zones within the deposit. Dilution for the oxide and transition zones ranges from 10% to 25% along the fringe of the deposit. Dilution for the sulphide zone ranges from 10% along the fringes of the deposit to full block dilution when the sulphide comes in contact with the modelled dyke material.


Project No.:  L466A                                                 Section 17-7

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     In addition to metallurgical recovery and concentrate grade factors, additional factors were applied to the concentrates for shipping and handling, smelting and refining charges, as shown in Table 17.7.

     Table 17.7: Transport, Smelter and Refining Terms

     ---------------------------------------------------------------------------------------------------
                                                           Copper                       Zinc
                                        Unit             Concentrate                Concentrate
     ===================================================================================================
     Treatment Charge                   $/dmt                90                         190
     Payable                              %                                              85
     Deduction                          Units               1.00
     Refining Charge                    $/lb                0.09
     Price Participation                  %         10% (at Cu >$0.90/lb)      15% (at Zn >$0.50/lb)
     Road Freight and Storage           $/wmt                19                          19
     Ocean Freight                      $/wmt                27                          27
     Moisture                             %                   8                          8
     Insurance                            %                 0.10                        0.10
     Losses                               %                 0.50                        0.50
     ---------------------------------------------------------------------------------------------------

     MRDI optimized the pit shell to define the reserve utilizing the floating cone algorithm within MineSite(R). Shells were generated from 0.70 $/lb Cu to 1.20 $/lb Cu at 0.05 $/lb price increments. The wall slopes were based on the work completed by Klohn-Crippen and presented in a memorandum Tambo Grande Open Pit Overall Scope Design, dated March 18, 2000. The parameters are tabulated in Table 17.8.

     Table 17.8: Geotechnical Wall Parameters

     -----------------------------------------------------------------------------------------
     Zone                                               Area                Inter-Ramp Angle
     =========================================================================================
     Unconsolidated                                   All walls                   26(degree)
     Oxide                                            All walls                   40(degree)
     Volcanics and Massive Sulphide              South and West wall              45(degree)
     Volcanics and Massive Sulphide                   East wall                42(degree)- 50(degree)
     Volcanics and Massive Sulphide                  North wall                   50(degree)
     -----------------------------------------------------------------------------------------

     The overall pit design, which was also constrained by minimizing the disturbance to the town of Tambogrande, fell between the shells that had been created at $0.85 copper and $0.95 copper.

     Based on the level of work completed to date and the commitment of Manhattan and all associated parties affected by the TG-1 development to further the project, MRDI believes that the classification used to this point is appropriate. Manhattan is currently in the process of developing and presenting its Environmental Impact Assessment (EIA) for the Tambo Grande Project based on mining the TG-1 deposit. Discussions between Manhattan, local and state governments, non-governmental organizations


Project No.:  L466A                                                 Section 17-8


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Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     (NGOs), affected associations, community groups and the local populace regarding the status and the relative merits of the project are ongoing. If, following all negotiations, the local population deems there to be no merits to the proposed development, then a proportion of the deposit would have to be re-classified.

     The reporting of the mineral reserve was based on an NSR cut-off value. The factors listed in Table 17.7 were applied to the different zones to calculate an NSR. The cut-off value was then based on the NSR that covered the projected process and general and administrative costs. The cut-off for the different zones shown in Table 17.9 will also include copper equivalent grades for the massive sulphide zone and a gold equivalent grade for the oxide and transition zones.

     Table 17.9: Cut-off Grades for NSR Calculation

     ----------------------------------------------------------------------
                                             NSR Cut-off       Equivalent
     Zone                                       ($/t)            Cut-off
     ======================================================================
     Oxide and Transitional Zone                 8.53          1.00 g/t Au
     Massive Sulphide Zone 1                     4.75           0.72% Cu
     Massive Sulphide Zone 2                     5.97           0.87% Cu
     Massive Sulphide Zone 3                     4.60           0.45% Cu
     Stockwork                                   4.60           0.45% Cu
     ----------------------------------------------------------------------

17.5 Recovery

     Projections of gold and silver leach recoveries from the TG-1 oxide ore appear reasonable and are based on an appropriate level of testwork. Anticipated recoveries based on this testwork are shown in Table 17.10.

     Table 17.10: Mineral Reserves Recoveries, Oxide Ore

     --------------------------------------------------------------
                                 Gold (%)            Silver (%)
     ==============================================================
     Oxide Ore                      90                  61.8
     --------------------------------------------------------------

     These estimates include an estimated 1.5% loss in precious metal recovery due to countercurrent decantation and zinc precipitation inefficiencies.

     The TG-1 sulphide recoveries and concentrate grades used in the Mineral Reserve Estimate are shown in Table 17.11 and the projected recoveries and concentrate grades in Table 17.12. While the latter figures are to be confirmed in the final testwork, they generally show improvement over the values used in the Mineral Reserve Estimate.


Project No.:  L466A                                                 Section 17-9


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     Table 17.11:  Mineral  Reserve  Classification  Recoveries and  Concentrate
                   Grades, Sulphide Ore

     ---------------------------------------------------------------------------
                            Copper (%)                      Zinc (%)
                  --------------------------------------------------------------
     Ore Type      Recovery        Concentrate    Recovery        Concentrate
                                      Grade                          Grade
     ========================================================-==================
     Type 1           60               24
     Type 2           62               24            74               52
     Type 2           87               27
     ---------------------------------------------------------------------------

     Table 17.12: Projected Recoveries and Concentrate Grades, Sulphide Ore

     ---------------------------------------------------------------------------
                           Copper (%)                     Zinc (%)
                  --------------------------------------------------------------
     Ore Type     Recovery        Concentrate   Recovery        Concentrate
                                     Grade                         Grade
     ===========================================================================
     Type 1          73               24
     Type 2          71               26           76               52
     Type 2          87               27
     ---------------------------------------------------------------------------

     The projected improvement in Type 1 and Type 2 metallurgy is based on a second phase of metallurgical testwork carried out after the September 2000 Mineral Reserve Classification Progress Report. The new projections appear to be reasonable and consistent with the testwork. Key to the improved metallurgy during the period September 2000 to December 2000 was the use of fresh samples and a modified flowsheet procedure. Despite these improvements there is evidence that the potential of these ores has not yet been fully optimized. MRDI expects that the additional planned feasibility testwork will confirm this.


Project No.:  L466A                                                Section 17-10

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

18.0 OTHER DATA AND INFORMATION

     No other data or information is relevant for the review of the Tambo Grande Project.


Project No.:  L466A                                                 Section 18-1


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

19.0 REQUIREMENTS FOR TECHNICAL REPORTS ON PRODUCTION

     This section is not relevant because there are no producing properties within the Tambo Grande Project.


Project No.:  L466A                                                 Section 19-1


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

20.0 CONCLUSIONS

     MRDI reviewed pertinent data from the Tambo Grande Project to obtain a sufficient level of understanding to assess the existing Mineral Resource and Mineral Reserve statement. MRDI's general conclusions from this review are as follows:

     o The geology of the Tambo Grande Project is reasonably understood. The TG-1, TG-3 and B-5 deposits are considered to be classic examples of volcanogenic massive sulphide deposits. They are graben hosted and typically mineralogically zoned. The deposits consist of a central pyritic core, a flanking sphalerite/chalcopyrite/pyrite zone and a basal chalcopyrite/pyrite zone. In addition, the TG-1 deposit contains a late-stage supergene-copper-enriched massive sulphide zone at the top and margins of the sulphides. TG-1 also contains a late-stage auriferous exhalative baritic unit that overlies the sulphides and comprises the oxide ore zone at TG-1.

     o The most recent exploration program at Tambo Grande was successful, with the discovery of the B-5 deposit. The exploration program strongly relies on geophysical survey data (gravity and magnetics), and many target anomalies still exist within the project land holdings. Excellent potential exists for additional massive sulphide mineralization on this property.

     o The database used to estimate the Mineral Resources and Mineral Reserves at TG-1 consists of 336 drill holes. The Mineral Resources at TG-3 were estimated from 53 drill holes. Samples were assayed for gold, silver, copper, zinc and lead. Data transfer to the resource databases from original assay certificates was verified through a 5% check of the databases. A comprehensive quality assurance and control program was done for the work at Tambo Grande Project. The results of standard reference materials for all metals demonstrated that the assay process was in control for the drill programs. Duplicate sample results showed good reproducibility for all metals. A program of coarse reject duplicates validated the sample preparation for the work. MRDI concluded that the quality assurance and control programs for the Tambo Grande Project were well designed and executed.

     o    The  TG-1  and  TG-3  resource  block  models  were  developed   using
          industry-accepted methods. MRDI validated the model estimates and found them to reasonably estimate grade and tonnage for the deposits.

     o The mineralization of the Tambo Grande Project as of December 31, 2000, is classified as Indicated and Inferred Mineral Resources and Probable Mineral Reserves for the TG-1 deposit and as Inferred Mineral Resources for the TG-3 deposit. MRDI assessed the criteria used for this classification and agrees with them.


Project No.:  L466A                                                 Section 20-1


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

     o The declaration of Mineral Reserves at TG-1 is supported by the level of work done to date and the commitment of Manhattan and associated parties affected by the location of TG-1 to further the project. The implications for the development of a mine on the Tambo Grande Concessions of the location of the town of Tambogrande relative to the location of the TG-1 deposit have not been completely assessed at this time. Nonetheless, Manhattan has been working closely with community leaders to establish a co-operative, mutually beneficial relationship with the area residents in an effort to ensure that impacts are minimized. Manhattan will continue with socio-economic studies and initiatives to address this matter as part of the ongoing work program.

     o Projections of gold and silver leach recoveries from the TG-1 oxide ore appear reasonable and are based on an appropriate level of testwork. Recovery values used for copper and zinc in the TG-1 sulphide ore have been revised since the Mineral Reserve Estimate. The new projections appear to be reasonable and consistent with the testwork. Key to the improved metallurgy during the period September 2000 to December 2000 was the use of fresh samples and a modified flowsheet procedure. When substantiated, the Mineral Reserves should be re-estimated using the revised recovery factors in the NSR formulae.

     This independent review by MRDI supports the 2000 Tambo Grande Mineral Resource and Mineral Reserve statement.


Project No.:  L466A                                                 Section 20-2

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]

21.0 REFERENCES

     Tegart,   P.,  Allen,  G.,   Carstensen,   A.,  2000,   Regional   Setting,
     Stratigraphy, Alteration and Mineralization of the Tambo Grande VMS district, Piura Department, Northern Peru, in VMS Deposits of Latin
     America, Geological Association of Canada, Mineral Deposits Division, Special Publication No.2, p.305-335.


Project No.:  L466A                                                 Section 21-1


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]



                    APPENDIX A:

                    On-Site Procedures Manual

                    Regional Setting, Stratigraphy, Alteration and Mineralization of the Tambo Grande VMS District, Piura Department, Northern Peru, by Peter Tegart, Gordon Allen and Andrew Carstensen


Project No.:  L466A                                                   Appendices


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Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]








                    APPENDIX B:

                    B-5 Drill Holes Assays > 0.5% Cu or Zn
                    TG-1 Oxide Composites > 1 g/t Au
                    TG-1 Sulphide Composites > 0.5% Cu or Zn
                    TG-3 Composites > 0.5% Cu or Zn


Project No.:  L466A                                                   Appendices


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Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]







                    APPENDIX C:

                    Drill Hole Sections
                    (Geology, Composites, Cu% + Zn% Block Models)

                    TG-1     1210W
                             1350W
                             1490W

                    TG-3     3300N
                             3500N
                             3700N


Project No.:  L466A                                                   Appendices

Manhattan Minerals Corp.
Technical Report
Tambo Grande Project                                           [GRAPHIC OMITTED]








                    APPENDIX D:

                    Metallurgical Flowsheets



Project No.:  L466A                                                   Appendices